                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 27, 1994


                              Rykoff-Sexton, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                   0-8105                                      95-2134693
          (Commission File Number)                 (IRS Employer Identification No.)


761 Terminal Street, Los Angeles, California                     90021
  (Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code  (213) 622-4131

                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 2.          ACQUISITION OR DISPOSITION OF ASSETS

                 On October 27, 1994 (the "Closing Date"), Rykoff-Sexton, Inc. ("Rykoff") sold all of the outstanding capital stock of Tone Brothers, Inc., an Iowa corporation ("Tone"), to Burns Philp Food Inc., a California corporation and wholly owned subsidiary of Burns Philp & Company Limited ("Burns"), pursuant to a Stock Purchase Agreement dated September 8, 1994 (the "Agreement"). Tone is a processor and marketer of spices, extracts and food colorings. As a result of the sale of Tone, self-manufactured sales of Rykoff will now represent approximately 13.4% of net sales compared to the historical rate of approximately 18% for the fiscal year ended April 30, 1994.

                 On the Closing Date, Rykoff received $96,000,000 in cash from Burns in payment of the purchase price and subject to certain post-closing purchase price adjustments. The proceeds will be used to repay outstanding indebtedness under the Company's bank credit facility and for other general corporate purposes.

                 The terms of the sale are more fully described in the Agreement, a copy of which is attached as an exhibit hereto.

Item 7.          FINANCIAL STATEMENTS AND EXHIBITS

                 (a)      Not applicable.

                 (b)      Pro forma financial information.

                          1.      Pro forma financial statements.

Introduction

                 The pro forma condensed financial statements present the historical financial statements of Rykoff, adjusted to give effect to the sale of Tone along with the pro forma adjustments necessary to arrive at the pro forma condensed financial statements of Rykoff.

                 The pro forma condensed balance sheet is presented as of July 30, 1994. The pro forma adjustments reflect the proceeds from the sale of Tone, the set up of estimated expenses and the flow of the estimated gain on the sale, net of taxes, through the equity section of the balance sheet.

                 The pro forma statements of income are presented for the year ended April 30, 1994 and the three months ended July 30, 1994 and July 31, 1993. The pro forma adjustments reflect the net effect of interest expense and the tax effect of the interest expense adjustment.

                 The pro forma data is based upon various other assumptions and includes adjustments as explained therein and in the notes thereto. Pro forma information presented is for informational purposes only and is not necessarily indicative of future earnings and financial position or of what past earnings and financial position would have been if the sale of Tone had been consummated at the beginning of the respective periods or as of any date for which such pro forma information is presented.

         (c)     Exhibits.

                 Stock Purchase Agreement, dated September 8, 1994, by and among Rykoff-Sexton, Inc., Tone Brothers, Inc. and Burns Philp Food Inc.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          RYKOFF-SEXTON, INC.

Date:    November 10, 1994                By: /s/ MARK VAN STEKELENBURG
                                              -------------------------
                                              Mark Van Stekelenburg,
                                              President and Chief
                                                Executive Officer


Date:    November 10, 1994                By    /s/ RICHARD J. MARTIN
                                              -------------------------
                                              Richard J. Martin
                                              Senior Vice President and
                                                Chief Financial Officer


Date:    November 10, 1994                By    /s/ VICTOR B. CHAVEZ
                                              -------------------------
                                              Victor B. Chavez
                                              Vice President and Chief
                                                Accounting Officer

                        INDEX TO FINANCIAL STATEMENTS

                                                                               Subsequently
                                                                                 Numbered
                                                                                   Page
                                                                               ------------
(a)              Pro Forma Financial Statements
                          Pro Forma Condensed Balance Sheet as of
                                  July 30, 1994                                      7

                          Explanation of adjustments to the
                                  Pro Forma Condensed Balance
                                  Sheet                                              8

                          Pro Forma Statement of Income
                                  for the three months ended
                                  July 30, 1994                                      9

                          Pro Forma Statement of Income
                                  for the year ended April 30, 1994                 10

                          Pro Forma Statement of Income
                                  for the three months ended
                                  July 31, 1993                                     11

                          Explanations of adjustments to
                                  the Pro Forma Statements of Income                12

(b) Statements of Operations restated to reflect discontinued operations

                          Introduction                                              13

                          For the three month period ended
                                  July 30, 1994                                     14

                          For each of the five years in the period
                                  ended April 30, 1994                              15

                          For each quarter in the fiscal year
                                  ended April 30, 1994                              16

                          For each quarter in the fiscal year
                                  ended May 1, 1993                                 17

                          Notes to the Statements of Operations                     18

                               INDEX TO EXHIBITS



Exhibit
Number                                    Description
- -------                                   -----------
   2           Stock Purchase Agreement dated September 8, 1994 by and among
               Rykoff-Sexton, Inc., Tone Brothers, Inc., and Burns Philp Food Inc.(1)

- -----------------
(1) Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the agreement are not filed with this exhibit. Rykoff-Sexton, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

                              RYKOFF-SEXTON, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 JULY 30, 1994
                             (DOLLARS IN THOUSANDS)

                                                             AS
                                                          REPORTED                             PRO FORMA
                                                          -------                      ----------------------------
                                                           RYKOFF-       TONE                              RYKOFF-
                      ASSETS                               SEXTON       BROTHERS       ADJUSTMENTS         SEXTON
                                                          --------     ----------      -----------        ---------
 CURRENT ASSETS
      CASH AND CASH EQUIVALENTS                           $  2,555       $   (167)       $ 96,000 (1)      $ 42,722
                                                                                          (56,000)(2)
      ACCOUNTS RECEIVABLE, NET                             153,069         11,393           5,868 (1)       148,393
                                                                                              849 (3)
      INVENTORIES                                          140,252         12,392                           127,860
      PREPAID EXPENSES                                      17,696        (30,042)        (32,834)(1)        14,754
                                                                                             (150)(1)
                                                          --------       --------        --------          --------
           TOTAL CURRENT ASSETS                            313,572         (6,424)         13,733           333,729

 PROPERTY, PLANT AND EQUIPMENT, NET                        172,647         26,176                           146,471
 OTHER ASSETS, NET                                          22,429         14,294            (350)(1)         7,785
                                                          --------       --------        --------          --------
              TOTAL ASSETS                                $508,648       $ 34,046        $ 13,383          $487,985
                                                          ========       ========        ========          ========

           LIABILITIES AND SHAREHOLDERS' EQUITY
 CURRENT LIABILITIES
      ACCOUNTS PAYABLE AND ACCRUED LIABILITIES            $130,652       $ 17,514         (10,761)(1)      $143,626
                                                                                             (849)(3)
                                                                                           (4,000)(1)
                                                                                          (14,878)(1)
                                                          --------       --------        --------          --------
 LONG-TERM DEBTS, LESS CURRENT PORTION                     186,171              -          56,000 (2)       130,171
                                                          --------       --------        --------          --------
 DEFERRED INCOME TAXES                                       7,320            996               -             6,324
                                                          --------       --------        --------          --------
 OTHER LONG-TERM LIABILITIES                                 9,164              -               -             9,164
                                                          --------       --------        --------          --------
 SHAREHOLDERS' EQUITY
      COMMON STOCK, AT STATED VALUE                          1,194             54             (54)(1)         1,194
      ADDITIONAL PAID-IN CAPITAL                            92,093            483            (483)(1)        92,093
      RETAINED EARNINGS                                     86,676         14,999         (23,359)(1)       110,035
                                                                                          (14,999)(1)
                                                          --------       --------        --------          --------
                                                           179,963         15,536         (38,895)          203,322
 LESS:  TREASURY STOCK, AT COST                              4,622              -               -             4,622
                                                          --------       --------        --------          --------
          TOTAL SHAREHOLDERS' EQUITY                       175,341         15,536         (38,895)          198,700
                                                          --------       --------        --------          --------
              TOTAL LIABILITIES & SHAREHOLDERS' EQUITY    $508,648       $ 34,046        $(13,383)         $487,985
                                                          ========       ========        ========          ========

 The accompanying introduction and explanation of adjustments to the pro forma condensed balance sheet are an integral part of this statement.

                              RYKOFF-SEXTON, INC.
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                           EXPLANATION OF ADJUSTMENTS


(1) To record the sale of Tone and the preliminary estimate of the gain on the sale which is subject to a post-closing audit.

(2) To reflect the payment of outstanding indebtedness under the bank credit facility.

(3)      To eliminate the effect of intercompany balances.

                              RYKOFF-SEXTON, INC.
                         PRO FORMA STATEMENT OF INCOME
                                  (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JULY 30, 1994
                             (DOLLARS IN THOUSANDS)

                                             As Reported                           Pro Forma
                                             -----------                   -------------------------
                                               Rykoff-         Tone                          Rykoff-
                                               Sexton        Brothers      Adjustments       Sexton
                                              --------       --------      -----------      --------
Sales                                         $399,727       $21,267       $(1,918)(3)      $380,378
Cost of Sales                                  312,063        15,068         1,918 (3)       298,913
                                              --------       -------       -------          --------
Gross Profit                                    87,664         6,199             -            81,465

Warehouse, Selling, General and
   Administrative Expenses                      80,927         6,148             -            74,779
                                              --------       -------       -------          --------
Income from Operations                           6,737            51             -             6,686

Interest Expense                                 3,433            14        (1,028)(1)         2,391
                                              --------       -------       -------          --------
Income Before Provision
  for Income Taxes                               3,304            37         1,028             4,295

Provision for Income Taxes                       1,355            15           420 (2)         1,760
                                              --------       -------       -------          --------
Net Income                                    $  1,949       $    22       $   608          $  2,535
                                              ========       =======       =======          ========
Earnings Per Share                            $   0.17                                      $   0.22
                                              ========                                      ========

The accompanying introduction and explanation of adjustments to the pro forma statements of income are an integral part of this statement.

                              RYKOFF-SEXTON, INC.
                         PRO FORMA STATEMENT OF INCOME
                                  (UNAUDITED)
                       FOR THE YEAR ENDED APRIL 30, 1994
                             (DOLLARS IN THOUSANDS)

                                As Reported                           Pro Forma
                               -------------                   -----------------------------
                               Rykoff-Sexton   Tone Brothers   Adjustments     Rykoff-Sexton
                               -------------   -------------   -----------     -------------
 Net Sales                       $1,524,672       $87,754        $(7,308)(3)     $1,444,226
 Cost of sales                    1,177,377        56,820          7,308 (3)      1,127,865
                                 ----------       -------        -------         ----------
 Gross profit                       347,295        30,934              -            316,361
 Warehouse, selling, general
    and administrative expenses     321,682        24,193              -            297,489
                                 ----------       -------        -------         ----------
 Income from operations              25,613          6741              -             18,872
 Interest expense                    13,239            17         (1,820)(1)         11,402
                                 ----------       -------        -------         ----------
 Income before provision
    for income taxes                 12,374         6,724          1,820              7,470
 Provision for income taxes           5,012         2,690            703 (2)          3,025
                                 ----------       -------        -------         ----------
 Net income before
    extraordinary item                7,362         4,034          1,117              4,445
 Extraordinary item, net of
    income taxes                     (1,444)            -              -             (1,444)
                                 ----------       -------        -------         ----------
 Net income                      $    5,918       $ 4,034        $ 1,117         $    3,001
                                 ==========       =======        =======         ==========
 Earnings per share
    Income before
      extraordinary item         $     0.63                                      $     0.38
    Extraordinary item                (0.12)                                          (0.12)
                                 ----------                                      ----------
 Net income                      $     0.51                                      $     0.26
                                 ==========                                      ==========

The accompanying introduction and explanation of adjustments to the pro forma statements of income are an integral part of this statement.

                              RYKOFF-SEXTON, INC.
                         PRO FORMA STATEMENT OF INCOME
                                  (UNAUDITED)
                    FOR THE THREE MONTHS ENDED JULY 31, 1993
                             (DOLLARS IN THOUSANDS)

                                    As Reported                        Pro Forma
                                    -----------                --------------------------
                                      Rykoff-      Tone                           Rykoff-
                                      Sexton     Brothers      Adjustments        Sexton
                                     --------    --------      -----------       --------
Sales                                $366,391     $19,687        $(1,730)(3)     $348,434
Cost of Sales                         280,423      13,179          1,730 (3)      268,974
                                     --------     -------        -------         --------
Gross Profit                           85,968       6,508              -           79,460
Warehouse, Selling, General and
   Administrative Expenses             81,005       5,505              -           75,500
                                     --------     -------        -------         --------
Income from Operations                  4,963       1,003              -            3,960
Interest Expense                        3,036           0           (416)(1)        2,620
                                     --------     -------        -------         --------
Income Before Provision
   for Income Taxes                     1,927       1,003            416            1,340
Provision for Income Taxes                790         401            160 (2)          549
                                     --------     -------        -------         --------
Net Income                           $  1,137     $   602        $   256         $    791
                                     ========     =======        =======         ========
Earnings Per Share                   $   0.10                                    $   0.07
                                     ========                                    ========

The accompanying introduction and explanation of adjustments to the pro forma statements of income are an integral part of this statement.

                              RYKOFF-SEXTON, INC.
                        PRO FORMA STATEMENTS OF INCOME
                                  (UNAUDITED)
                           EXPLANATION OF ADJUSTMENTS


(1) These adjustments have been made to reflect the interest savings that Rykoff would have earned had Tone been sold at the beginning of each of the respective periods for which the pro forma statements of income have been presented. The reduction in interest expense results from the elimination of borrowings under the bank credit line, interest earned on excess funds received on the sale of Tone, net of capitalized interest and interest expense related to additional borrowings without Tone's cash flows.

(2) To adjust for the tax effect of the interest expense adjustment in note (1) above.

(3)      To adjust for intercompany sales elimination.

                              RYKOFF-SEXTON, INC.
                 INTRODUCTION TO RESTATED FINANCIAL STATEMENTS
                       TO REFLECT DISCONTINUED OPERATIONS


         On October 27, 1994, Rykoff-Sexton, Inc. ("Rykoff") sold all of the outstanding capital stock of Tone Brothers, Inc. ("Tone"), to Burns Philp & Company Limited ("Burns"), pursuant to a stock purchase agreement. Rykoff received $96,000,000 in cash from Burns in payment of the purchase price and subject to certain post-closing purchase price adjustments.

         The following financial statements have been restated to present Tone as a discontinued operation:

         1.      For the three month period ended July 30, 1994.

         2.      For each of the five years in the period ended April 30, 1994.

         3.      For each quarter in the fiscal year ended April 30, 1994.

         4.      For each quarter in the fiscal year ended May 1, 1993.

                              RYKOFF-SEXTON, INC.
                   RESTATED CONSOLIDATED STATEMENT OF INCOME
                FOR THE THREE MONTH PERIOD ENDED JULY 30, 1994
                             (DOLLARS IN THOUSANDS)


Net sales                                        $380,378
Cost of sales                                     298,913
                                                 --------
Gross profit                                       81,465

Warehouse, selling, general and
  administrative expenses                          74,779
                                                 --------
Income from operations                              6,686

Interest expense                                    3,089
                                                 --------
Income from continuing operations
  before income taxes                               3,597
Provision for income taxes                          1,475
                                                 --------
Income from continuing operations                   2,122

Discontinued operations (Note 1):
  (Loss) from discontinued operations,
    net of benefit for income taxes                  (173)
                                                 --------
Net income                                       $  1,949
                                                 ========
Earnings per share:
  Income from continuing operations              $   0.18
  (Loss) from discontinued operations               (0.01)
                                                 --------
  Net income                                     $   0.17
                                                 ========

The accompanying notes to the Statements of Operations are an integral part of this statement.

                              RYKOFF-SEXTON, INC.
                 RESTATED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


                                                      4/30/94         5/1/93           5/2/92           4/27/91         4/28/90
                                                    (52 weeks)      (52 weeks)       (52 weeks)       (52 weeks)      (52 weeks)
                                                    ----------      ----------       ----------       ----------      ----------
 Net Sales                                          $1,444,226      $1,412,943       $1,447,305       $1,404,770      $1,356,561
 Cost of sales                                       1,127,865       1,099,120        1,110,142        1,075,657       1,031,547
                                                    ----------      ----------       ----------       ----------      ----------
 Gross profit                                          316,361         313,823          337,163          329,113         325,014
 Warehouse, selling, general and
   administrative expenses                             297,489         308,774          313,646          299,131         295,773
 Restructuring costs                                         -          31,000                -                -               -
                                                    ----------      ----------       ----------       ----------      ----------
 Income (loss) from operations                          18,872         (25,951)          23,517           29,982          29,241
 Interest expense                                       11,946          12,401           10,301            8,512           9,706
                                                    ----------      ----------       ----------       ----------      ----------
 Income (loss) from continuing operations
   before income taxes                                   6,926         (38,352)          13,216           21,470          19,535
 Provision (benefit) for income taxes                    2,805         (14,202)           5,286            8,588           7,814
                                                    ----------      ----------       ----------       ----------      ----------
 Income (loss) from continuing operations                4,121         (24,150)           7,930           12,882          11,721
  Discontinued operations (Note 1):
   Income from discontinued operations,
     net of income taxes                                 3,241           4,458            2,076              941            (428)
                                                    ----------      ----------       ----------       ----------      ----------
 Income (loss) before extraordinary item and
   change in accounting                                  7,362         (19,692)          10,006           13,823          11,293

 Extraordinary item, net of income taxes                (1,444)              -                -                -               -
 Cumulative effect of change in accounting
   for income taxes                                          -             732                -                -               -
                                                    ----------      ----------       ----------       ----------      ----------
 Net income (loss)                                  $    5,918      $  (18,960)      $   10,006       $   13,823      $   11,293
                                                    ==========      ==========       ==========       ==========      ==========
 Earnings per share:
   Income (loss) from continuing operations         $     0.35      $    (2.08)      $     0.68       $     1.11      $     0.99
   Income from discontinued operations                    0.28            0.39             0.18             0.08           (0.03)
                                                    ----------      ----------       ----------       ----------      ----------
   Income (loss) before extraordinary item
     and change in accounting                             0.63           (1.69)            0.86             1.19            0.96
   Extraordinary item                                    (0.12)              -                -                -               -
   Change in accounting                                     -             0.06                -                -               -
                                                    ----------      ----------       ----------       ----------      ----------
   Net income (loss)                                $     0.51      $    (1.63)      $     0.86       $     1.19      $     0.96
                                                    ==========      ==========       ==========       ==========      ==========



The accompanying notes to the Statements of Operations are an integral part of these statements.

                              RYKOFF-SEXTON, INC.
                   RESTATED CONSOLIDATED STATEMENTS OF INCOME
                        BY QUARTER FOR FISCAL YEAR 1994
                             (DOLLARS IN THOUSANDS)


                                            FY 1994    FY 1994    FY 1994    FY 1994
                                            1ST QTR    2ND QTR    3RD QTR    4TH QTR
                                            --------   --------   --------   --------
Net sales                                   $348,434   $367,731   $352,892   $375,169
Cost of sales                                268,974    284,817    276,310    297,764
                                            --------   --------   --------   --------
Gross profit                                  79,460     82,914     76,582     77,405
Warehouse, selling, general and
  administrative expenses                     75,500     76,152     74,065     71,772
                                            --------    -------   --------   --------
Income from operations                         3,960      6,762      2,517      5,633
Interest expense                               2,754      2,893      3,167      3,131
                                            --------     ------   --------   --------
Income (loss) from continuing operations
  before income taxes                          1,206      3,869       (650)     2,502
Provision (benefit) for income taxes             494      1,586       (267)       992
                                            --------    -------   --------   --------
Income (loss) from continuing operations         712      2,283       (383)     1,510
Discontinued operations (Note 1):
  Income from discontinued operations,
    net of income taxes                          425      1,502        744        569
                                            --------    -------   --------   --------
Income before extraordinary item               1,137      3,785        361      2,079
Extraordinary item, net of income taxes            -    (1,444)          -          -
                                            --------    -------   --------   --------
Net income                                  $  1,137    $ 2,341   $   361    $  2,079
                                            ========    =======   =======    ========
Earnings per share:
  Income (loss) from continuing operations  $   0.06    $  0.19   $  (0.03)  $   0.13
  Income from discontinued operations           0.04       0.13       0.06       0.05
                                            --------    -------   --------   --------
  Income before extraordinary item              0.10       0.32       0.03       0.18
  Extraordinary item                               -      (0.12)         -          -
                                            --------    -------   --------   --------
  Net income                                $   0.10    $  0.20   $   0.03   $   0.18
                                            ========    =======   ========   ========


The accompanying notes to the Statements of Operations are an integral part of these statements.

                              RYKOFF-SEXTON, INC.
                 RESTATED CONSOLIDATED STATEMENTS OF OPERATIONS
                        BY QUARTER FOR FISCAL YEAR 1993
                             (DOLLARS IN THOUSANDS)


                                                    FY 1993         FY 1993        FY 1993        FY 1993
                                                    1ST QTR         2ND QTR        3RD QTR        4TH QTR
                                                    --------        --------       --------       --------
Net sales                                           $355,841        $368,933       $343,459       $344,710
Cost of sales                                        275,828         286,966        267,413        268,913
                                                    --------        --------       --------       --------
Gross profit                                          80,013          81,967         76,046         75,797
Warehouse, selling, general and
  administrative expenses                             77,900          78,041         78,872         73,961
Restructuring costs                                        -               -         31,000              -
                                                    --------        --------       --------       --------
Income (loss) from operations                          2,113           3,926        (33,826)         1,836
Interest expense                                       3,249           3,172          3,174          2,806
                                                    --------        --------       --------       --------
Income (loss) from continuing operations
  before income taxes                                 (1,136)            754        (37,000)          (970)
Provision (benefit) for income taxes                    (455)            302        (13,708)          (341)
                                                    --------        --------       --------       --------
Income (loss) from continuing operations                (681)            452        (23,292)          (629)

Discontinued operations (Note 1):
  Income from discontinued operations,
    net of income taxes                                  550           2,107            843            958
                                                    --------        --------       --------       --------
Income (loss) before change
  in accounting                                         (131)          2,559        (22,449)           329
Cumulative effect of change in accounting
  for income taxes                                       732               -              -              -
                                                    --------        --------       --------       --------
 Net income (loss)                                  $    601        $  2,559       $(22,449)      $    329
                                                    ========        ========       ========       ========
Earnings per share:
  Income (loss) from continuing operations          $  (0.06)       $   0.04       $  (2.01)      $  (0.05)
  Income from discontinued operations                   0.05            0.18           0.08           0.08
                                                    --------        --------       --------       --------
  Income (loss) before change in accounting            (0.01)           0.22         (1.93)           0.03
  Change in accounting                                  0.06               -             -               -
                                                    --------        --------       --------       --------
  Net income (loss)                                 $   0.05        $   0.22       $  (1.93)      $   0.03
                                                    ========        ========       ========       ========


The accompanying notes to the Statements of Operations are an integral part of these statements.

                              RYKOFF-SEXTON, INC.
                  NOTES TO RESTATED STATEMENTS OF OPERATIONS

On October 27, 1994, the Company sold all of the outstanding capital stock of Tone Brothers, Inc. ("Tone") to Burns Philp & Company Limited ("Burns"), pursuant to a stock purchase agreement. The Company received $96 million in cash in payment of the purchase price. The purchase price is subject to a post-closing audit.

The accompanying statements of operations have been restated to exclude Tone's sales and expenses from the Company's continuing operations for each of the periods presented. Tone's net sales and the related provision (benefit) for income taxes for each of the fiscal years from 1990 to 1994 and for the first quarter of fiscal year 1995 are listed below (amounts in thousands):

                                                  FISCAL YEARS                           QUARTER
                               ---------------------------------------------------        ENDED
                                1990       1991       1992        1993       1994     JULY 30, 1994
                               -------    -------    -------    -------    -------    -------------
Net sales                      $50,720    $60,140    $78,747    $82,491    $87,754       $21,267
                               =======    =======    =======    =======    =======       =======
Provision (benefit) for
  income taxes                 $  (284)   $   625    $ 1,384    $ 2,783    $ 2,207       $  (120)
                               =======    =======    =======    =======    =======       =======

                            STOCK PURCHASE AGREEMENT


                                  by and among


                              RYKOFF-SEXTON, INC.,
                            A Delaware corporation,


                              TONE BROTHERS, INC.,
                              AN Iowa corporation,


                                      and

                             BURNS PHILP FOOD INC.,
                            A California corporation





                               September 8, 1994

                               TABLE OF CONTENTS


         Description                                                                                                     Page Number
         -----------                                                                                                     -----------
1.       Certain Definitions; Sale and Purchase of Shares; Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Sale and Purchase of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.3     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.4     Payment on the Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.5     Closing Date Balance Sheet; Post-Closing Payment Based on Purchase Price . . . . . . . . . . . . . . . . .   5
         1.6     Post-Closing Increase of Purchase Price if Section 338 Elections Occur . . . . . . . . . . . . . . . . . .   7
                 (a)      338 Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 (b)      Calculation of Seller's Additional Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 (c)      Other Payment Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                 (d)      Allocation of Section 338 Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

2.       Representations and Warranties of the Seller and the Corporation . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.1     Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.2     Ownership of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.4     Title to Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.5     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.8     Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.9     Accounts Receivable and Trade Discounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.10    Patents, Trademarks and Certain Intangibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         2.11    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.12    Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.13    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.14    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.15    Litigation; Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.16    Noncontravention; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2.17    Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.18    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.19    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.20    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.21    Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.22    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2.23    Material Misstatements or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.24    Prohibited Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.25    Slotting Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.26    Loan Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.27    Joint Venture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.28    Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.29    Contribution to Capital of the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.30    Material Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.31    Compliance by Seller with Other Instruments and Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         2.32    Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

         2.33    Covenants Performed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.34    Tortious Conduct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.35    Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.36    Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.37    Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.38    Sysco Lawsuit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

3.       Disclaimer of Representations and Warranties Regarding Financial Projections . . . . . . . . . . . . . . . . . . .  26

4.       Representations and Warranties of the Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.1     Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.2     Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.3     Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         4.4     Noncontravention; Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.5     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.6     Material Misstatements or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.7     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.8     Truth of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         4.9     Covenants Performed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

5.       Covenants of the Buyer and the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.1     No Access to Employees, Properties or Records of the Corporation . . . . . . . . . . . . . . . . . . . . .  27
         5.2     Interim Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.3     Additional Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.4     Legal Requirements and Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.5     Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.6     Compliance with Contracts and Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.7     Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.8     Employees and Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.9     Additional Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         5.10    Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.11    Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         5.12    Sysco Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.13    Survival of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.14    BA Lease Novation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.15    CEBA Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

6.       Conditions to Obligations of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         6.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.2     Complete Performance by the Seller and the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.3     Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.4     Supply Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.5     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.6     Contribution to Capital of the Corporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.7     HSR Waiting Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.8     Absence of Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.9     Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.10    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.11    Delivery of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.12    Rykoff Supply Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.13    Agreement Not to Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

         6.14    [Intentionally Omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.15    Delivery of Other Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

7.       Conditions to Obligations of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.1     Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.2     Complete Performance by the Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.3     Corporate Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.4     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.5     HSR Waiting Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.6     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         7.7     Delivery of Other Closing Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

8.       Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.1     Indemnification by the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         8.2     Indemnification by the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         8.3     Survival of Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         8.4     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

9.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (a)      Mutual Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 (b)      Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (c)      Upset Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 (d)      Legal Restraint . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

10.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.1    Parties and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.2    Confidentiality; Press Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.3    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.4    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.5    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.6    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.7    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.8    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.10   Convenience of Forums; Consent to Jurisdiction                                                              44
         10.11   Resolution of Disputes                                                                                       44
                 (a)  Negotiation Between Executives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 (b)  Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.12   Waivers and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     45
         10.13   Further Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     45
         10.14   Disclosure in Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     46

                                   SCHEDULES

Schedule 1.1(a) . . . . . . . . .    Disclaimer Agreement
Schedule 1.1(b) . . . . . . . . .    1994 Balance Sheet
Schedule 1.5  . . . . . . . . . .    Form of Escrow Agreement
Schedule 1.6  . . . . . . . . . .    Calculation of Seller's Additional Taxes
Schedule 2.3  . . . . . . . . . .    Subsidiaries, Investments and Ownership
                                     Interests
Schedule 2.7  . . . . . . . . . .    Title Exceptions
Schedule 2.8  . . . . . . . . . .    Properties
Schedule 2.10 . . . . . . . . . .    Intellectual Property
Schedule 2.11 . . . . . . . . . .    Contracts
Schedule 2.12 . . . . . . . . . .    Bank Accounts
Schedule 2.13 . . . . . . . . . .    Insurance
Schedule 2.14 . . . . . . . . . .    Tax Matters
Schedule 2.15 . . . . . . . . . .    Litigation
Schedule 2.16 . . . . . . . . . .    Noncontravention and Consents - Seller
Schedule 2.20 . . . . . . . . . .    Employee Benefit Matters
Schedule 2.21 . . . . . . . . . .    Liabilities
Schedule 2.22 . . . . . . . . . .    Employee Matters
Schedule 2.25 . . . . . . . . . .    Slotting Agreements
Schedule 2.26 . . . . . . . . . .    Loan Agreements
Schedule 2.27 . . . . . . . . . .    Cochin Joint Venture
Schedule 2.37 . . . . . . . . . .    Inventory
Schedule 4.4  . . . . . . . . . .    Noncontravention and Consents - Buyer
Schedule 5.5  . . . . . . . . . .    Third Party Consents
Schedule 5.8  . . . . . . . . . .    Employee Compensation Matters
Schedule 6.4  . . . . . . . . . .    Form of Supply Agreement
Schedule 6.5  . . . . . . . . . .    Form of Opinion of Maslon Edelman Borman &
                                     Brand
Schedule 6.9  . . . . . . . . . .    Approvals
Schedule 6.12 . . . . . . . . . .    Form of Rykoff Supply Agreement
Schedule 6.13 . . . . . . . . . .    Form of Agreement Not To Compete
Schedule 7.4(a) . . . . . . . . .    Form of Opinion of Pillsbury Madison &
                                     Sutro

Schedule 7.4(b) . . . . . . . . .    Form of Opinion of General Counsel to
                                     Buyer

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made this 8th day of September, 1994, by and among RYKOFF-SEXTON, INC., a Delaware corporation (the "Seller"), TONE BROTHERS, INC., an Iowa corporation (the "Corporation"), and BURNS PHILP FOOD INC., a California corporation (the "Buyer").

         WHEREAS, Seller owns all of the issued and outstanding shares of common stock, par value $.01 per share, of the Corporation (the "Shares"), constituting all of its issued and outstanding Shares of capital stock; and

         WHEREAS, Seller desires to sell the Shares to Buyer and Buyer desires to purchase the Shares from Seller on the terms and subject to the conditions set forth in this Agreement:

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Certain Definitions; Sale and Purchase of Shares; Closing.

         1.1 Certain Definitions. The following definitions apply throughout this Agreement:

         "Aged" shall have the meaning set forth in Section 2.37 hereof.

         "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Allocation Schedule" shall have the meaning set forth in Section 1.6(d) hereof.

         "Applicable Claim Termination Date" shall have the meaning set forth in Section 8.3 hereof.

         "ASTA Standards" shall have the meaning set forth in Section 2.37 hereof.

         "BA Lease" shall have the meaning set forth in Section 2.26 hereof.

         "Buyer" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Buyer Sysco Expenses" shall have the meaning set forth in Section
5.12 hereof.

         "Buyer's 338 Election" shall have the meaning set forth in Section 1.6(a) hereof.

         "CEBA Agreement" shall have the meaning set forth in Section 2.26 hereof.

         "Closing Date Balance Sheet" means an audited balance sheet prepared in accordance with GAAP consistently applied without explanatory footnotes of the Corporation as of the opening of business on the Closing Date (except that the "Due S. E. Rykoff" will be separately disclosed), which shall be prepared by the Seller and the Corporation and delivered to the Buyer pursuant to
Section 1.5 and which shall include such adjustments as are consistent with those made in the preparation of the Corporation's 1994 Balance Sheet. These adjustments include (a) the netting of the "Due from S.E. Rykoff" against the "Due S.E. Rykoff" amounts and (b) the addition to "Shareholders' Equity" and the subtraction from "Due S.E. Rykoff" of an amount equal to (i) after-tax allocated interest of $925,000 (assuming a 40% income tax rate) for fiscal 1994 plus (ii) after-tax allocated interest (assuming a 40% income tax rate) for the period from May 1, 1994 through the Closing Date.

         "Closing Date" means the date on which the Closing occurs.

         "Closing" means the consummation of the sale and purchase of the Shares which shall take place at 11:00 a.m. California time on the first Monday which falls at least five days after receipt of final HSR approval from the FTC at the offices of Pillsbury Madison & Sutro or at such other place, time and date as may be mutually agreed upon in writing by the Buyer and the Seller.

         "COBRA" shall have the meaning set forth in Section 2.20 hereof.

         "Cochin" shall have the meaning set forth in Section 2.27 hereof.

         "Code" shall have the meaning set forth in Section 2.20(c)(iv).

         "Confidentiality Agreement" means the Confidentiality Letter Agreement, dated as of June 10, 1994, between the Seller and the Burns Philp Inc.

         "Contingent Fee Agreement" shall have the meaning set forth in Section
5.12 hereof.

         "Corporation" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Disclaimer Agreement" means the Disclaimer Agreement, dated as of June 24, 1994, between the Seller and the Buyer, which is attached hereto as
Schedule 1.1(a).

         "Effective Date" means the date of this Agreement.

         "Election Period" shall have the meaning set forth in Section 1.6(a) hereof.

         "EPA" shall have the meaning set forth in Section 2.35 hereof.

         "ERISA" shall have the meaning assigned thereto in Section 2.20(a)(i).

         "ERISA Affiliate" means each person (as defined in section 3(9) of ERISA that, together with the Corporation, would be treated as a single employer under section 4001(b) of ERISA or that would be deemed to be a member of the same "controlled group" within the meaning of section 414(b) or (c) of the Code.

         "Excess" shall have the meaning set forth in Section 2.37 hereof.

         "FDA" shall have the meaning set forth in Section 2.35 hereof.

         "Financial Statements" means the internally prepared balance sheets and related internally prepared statements of income and statements of cash flow for the Corporation for the three years ended May 2, 1992, May 1, 1993 and April 30, 1994, respectively.

         "FTC" means the Federal Trade Commission.

         "GAAP" means United States generally accepted accounting principles.

         "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

         "IRCA" shall have the meaning set forth in Section 2.22 hereof.

         "Material Adverse Effect" means a material adverse effect on the business or condition (financial or otherwise), assets, liabilities or results of operations of the applicable party.

         "1994 Balance Sheet" means the internally prepared balance sheet of the Corporation as of April 30, 1994, as adjusted, a copy of which is set forth in Schedule 1.1(b).

         "OSHA" shall have the meaning set forth in Section 2.35 hereof.

         "Payment Adjustment" shall have the meaning set forth in Section 1.5 hereof.

         "Plans" shall have the meaning set forth in Section 2.20 hereof.

         "Purchase Price" has the meaning set forth in Section 1.3.

         "Related Cost" means any reasonable fee, cost or expense paid to third parties (including, without limitation, any reasonable expenses of investigation and attorneys' and accountants' fees so paid) other than an item of Tax, which arises out of the imposition or assessment of any Tax.

         "Section 338 Purchase Price" shall have the meaning set forth in
Section 1.3 hereof.

         "Seller" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Seller's 338 Election" shall have the meaning set forth in Section 1.6(a) hereof.

         "Seller's Additional Taxes" has the meaning set forth in Section 1.6(b) hereof.

         "Seller's Group" shall have the meaning set forth in Section 5.11(e) hereof.

         "Shares" has the meaning set forth in the first recital hereof.

         "Slotting Agreement" means agreements between the Corporation and its customers pursuant to which the Corporation makes payment either in cash, product or other inducement in an aggregate of at least $10,000 to obtain shelf space for new products or to maintain shelf space for existing products.

         "Sysco Litigation" has the meaning set forth in Section 2.38 hereof.

         "Tax Indemnitee" shall have the meaning set forth in Section 8.4 hereof.

         "Tax Indemnitor" shall have the meaning set forth in Section 8.4 hereof.

         "Tax Return" means any return, report, information return or other document (including any related or supporting information) with respect to Taxes that is either filed or required to be filed with a taxing authority or required by applicable tax law to be provided to any other person.

         "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance and stamp taxes (including any interest, fines, penalties or additions to, or imposed on or with respect to, any such taxes, charges, fees, levies or other assessments).

         "To the best knowledge" or words of similar import mean the actual knowledge of each of the corporate officers and directors of the applicable party, after due inquiry or investigation, provided that with respect to the directors of Seller, no inquiry or investigation shall be required.

         1.2 Sale and Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Shares.

         1.3 Purchase Price. The consideration to be paid for the Shares (the "Purchase Price") shall be $96,000,000: (a) plus the amount, if any by which $29,879,000 is exceeded by the sum of "Due S.E. Rykoff" and "Accounts Payable-B of A Lease" appearing on the Closing Date Balance Sheet, (b) minus the amount, if any, by which the sum of "Due S.E. Rykoff" and "Accounts Payable-B of A Lease" appearing on the Closing Date Balance Sheet is exceeded by $29,879,000,
(c) plus the amount, if any, by which $16,623,000 is exceeded by the "Shareholders' Equity" appearing on the Closing Date Balance Sheet and (d) minus the amount, if any, by which the "Shareholders' Equity" appearing on the Closing Date Balance Sheet is exceeded by $16,623,000. In the event that the Buyer makes the Buyer's 338 Election in accordance with Section 1.6 hereof, the Purchase Price shall be further increased by the Seller's Additional Taxes (the Purchase Price plus the Seller's Additional Taxes is referred to herein as the "Section 338 Purchase Price").

         1.4 Payment on the Closing Date. On the Closing Date, the Buyer shall pay $96,000,000 by wire transfer of same day U.S. Dollar funds to an account designated by the Seller.

         1.5 Closing Date Balance Sheet; Post-Closing Payment Based on Purchase Price. As soon as practicable but in no event later than thirty-five (35) days after the Closing Date, the Seller and the Corporation shall prepare and deliver to the Buyer by air courier or other method of personal delivery (a) the Closing Date Balance Sheet, which shall be prepared in accordance with GAAP consistently applied, and shall be audited by Arthur Andersen & Co., together with supporting calculations and such other supporting detail as Buyer may reasonably require, and (b) a calculation setting forth such detail as Buyer may reasonably require of the Purchase Price. The Buyer shall afford the Seller and Arthur Andersen & Co. without charge the assistance of the Corporation's employees and access to the Corporation's facilities, books, records, work papers and computations to the extent necessary in order to prepare the Closing Date Balance Sheet. Within fifteen (15) days of Buyer's receipt of the Closing Date Balance Sheet, Buyer shall notify Seller of any items of dispute with respect to the Closing Date Balance Sheet. In the event that Buyer disputes any items with respect to the Closing Date Balance Sheet, within thirty (30) days of Buyer's receipt of the Closing Date Balance Sheet, Buyer shall (a) obtain a letter from KPMG Peat Marwick LLP ("KPMG") (after their review of the Closing Date Balance Sheet and the supporting work papers and schedules) which indicates KPMG's concurrence with respect to such items of dispute and their effect on the Purchase Price calculation as proposed by Buyer and (b) shall notify Seller of the contents of such letter. If the parties are unable to resolve the dispute through negotiation within fifteen (15) days of Seller's receipt of the notification described in the preceding sentence, either party may refer such dispute for final and conclusive determination to Deloitte & Touche at 50 Fremont Street, San Francisco, CA 94105, and such determination shall be made within thirty (30) days after such referral.
Seller and Buyer shall bear equally the expenses arising in connection with such determination. Seller and Buyer and their respective agents and representatives shall have complete access to the work papers and schedules relating to the preparation of the Closing Date Balance Sheet or any dispute in connection therewith of Arthur Andersen & Co., Deloitte & Touche, and any other accounting firm employed in connection with the preparation of the Closing Date Balance Sheet. If the Purchase Price exceeds ninety six million dollars ($96,000,000), then the Buyer shall pay to the Seller the difference between the Purchase Price and ninety six million dollars ($96,000,000); if the Purchase Price is less than ninety six million dollars ($96,000,000), then the Seller shall pay to the Buyer the difference (any such payment by Buyer or Seller, a "Payment Adjustment"). Any payment required to be made pursuant to this Section 1.5 shall be made within sixteen (16) days of the delivery of the Closing Date Balance Sheet to the Buyer by wire transfer of same day U.S.
Dollar funds to an account designated by the recipient; provided, however, that in the event Buyer disputes the Purchase Price determined by the Closing Date Balance Sheet, then (X) in the case where the parties agree that the Purchase Price either exceeds or is less than the $96,000,000, the party making the Payment Adjustment shall pay to the other party only that portion of the Payment Adjustment as to which the parties agree and shall deposit the balance of the Payment Adjustment into escrow, and (Y) in the case where the Purchase Price based on the Closing Date Balance Sheet exceeds $96,000,000, and Buyer asserts that the Purchase Price is less than $96,000,000, then Seller shall deposit into escrow the amount by which Buyer's asserted Purchase Price is less than $96,000,000, and Buyer shall deposit into escrow an amount by which the Purchase Price based on the Closing Date

Balance Sheet exceeds $96,000,000. Notwithstanding the foregoing, neither party shall be obligated in any event to deposit more than five million dollars ($5,000,000) into escrow. All amounts paid into escrow shall be deposited pursuant to an Escrow Agreement in substantially the form attached hereto as
Schedule 1.5. If the amount deposited into escrow (together with the interest accrued thereon pursuant to the Escrow Agreement) by either party is less than the amount necessary to fully pay the amount finally determined to be due to the other party by Deloitte & Touche, the party obligated to pay shall pay the amount of such shortfall to the other party within five (5) days of final determination by Deloitte & Touche by wire transfer of same day U.S. Dollar funds to an account designated by the recipient. Any amounts paid (or deposited into escrow) by either party pursuant to the terms hereof shall include interest on such amounts from the Closing Date to the date of such payment (or the deposit of such funds into escrow) at a rate per annum equal to the rate offered for deposits of U.S. Dollars for three-month periods in amounts substantially similar to the amounts due hereunder by prime banks in the London Interbank Eurocurrency Market on or about 11:00 A.M. London time on the Closing Date, plus one and one-half percent (1.5%).

         1.6 Post-Closing Increase of Purchase Price if Section 338 Elections Occur.

         (a) 338 Elections. At its option, Buyer may make an election under Code Section 338 (or any successor provision thereof and any comparable provision of state or local law) ("Buyer's 338 Election") with respect to its purchase of the Shares from Seller; provided, however, that Buyer's 338 Election shall be made, if at all, within the period permitted under the Code (the "Election Period").

         If Buyer decides to make Buyer's 338 Election, Buyer shall deliver a copy of the proposed Buyer's 338 Election to Seller no later than fifteen (15) days before the end of the Election Period, by air courier or other method of personal delivery, and Buyer and Seller shall cooperate fully and each shall take all actions necessary for Seller to make (within the Election Period) a corresponding election under Code Section 338(h)(10) (or any successor provision thereof and any comparable provision of state or local law) with respect to Buyer's purchase of the Shares from Seller ("Seller's 338 Election") (together with the Buyer's 338 Election, referred to herein as the "Joint 338 Election"); provided, however, that Seller shall not be required to execute and deliver the Joint 338 Election to Buyer unless and until Buyer shall have paid to Seller the present value of the estimated amount of Seller's Additional Taxes determined under the first paragraph of Section 1.6(b), discounted at the rate of interest set forth in Section 1.5, in effect as of the date of such payment, for the period of time between the payment date and the due date (without any extensions) for the filing of Seller's consolidated federal income tax return for the taxable year in which the sale of Shares takes place, and such payment shall be made in the manner provided in Section 1.6(c). If such payment is made by Buyer, Seller shall deliver to Buyer the Joint 338 Election at least five (5) days before the end of the Election Period, and Buyer shall then file the Joint 338 Election before the end of the Election Period.

         (b) Calculation of Seller's Additional Taxes. Within thirty (30) days after the Purchase Price is finally determined under Section 1.5, Seller shall deliver to Buyer a written statement containing Seller's good faith estimate of the net amount of additional Taxes and Related Costs (after taking into account the net effect of Taxes and such Related Costs that are deductible in the calculation of Taxes) that, if the Joint 338 Election is made and the Buyer's payments (net of any refunds made by Seller to Buyer) under this
Section 1.6 are also made, would ultimately be incurred by Seller and the Corporation (to the extent Seller is responsible hereunder or otherwise for payment of such Taxes) solely as a result of the Joint 338 Election and Buyer's net payments to Seller under this Section 1.6, but only to the extent the Taxes and Related Costs so incurred would exceed the Taxes and Related Costs that would be incurred in the absence of the Joint 338 Election and such payments by Buyer (the total amount of such additional Taxes and Related Costs is herein referred to as "Seller's Additional Taxes"). Schedule 1.6 contains the general method and formula for calculation of Seller's Additional Taxes; provided, however, that such method and formula shall be subject to refinement for the purpose of increasing the accuracy of such calculation.

         If the Joint 338 Election is made within the Election Period, then by no later than fifteen (15) days before the due date (as duly extended) for the filing of Seller's consolidated federal income tax return for the taxable year in which the sale of Shares takes place, Seller shall calculate the amount of Seller's Additional Taxes, based on the facts to be shown on or underlying that return (and any state and local Tax Returns affected by the sale) and Seller shall deliver to Buyer a revised statement of Seller's Additional Taxes.

         Furthermore, if the Taxes of Seller or the Corporation (to the extent Seller is responsible hereunder or otherwise for payment of such Taxes) are finally adjusted at any time by a government agency or court of competent jurisdiction in any manner that would affect the amount of Seller's Additional Taxes, Seller shall re-calculate Seller's Additional Taxes based on that adjustment and deliver to Buyer a revised statement of Seller's Additional Taxes, within fifteen (15) days after Seller receives written notice of the final Tax adjustment described above. If Seller reasonably anticipates that a proposed adjustment of the Taxes of Seller or Corporation would result in an increase of Seller's Additional Taxes payable by Buyer under Section 1.6(c), and such increase would exceed one hundred thousand dollars ($100,000), Seller shall notify Buyer of such proposed adjustment and provide Buyer with a reasonable opportunity to assist (at Buyer's own expense) in the defense and settlement of such adjustment; provided, however, that Seller shall not settle either administratively or after the commencement of litigation, any such proposed adjustment without Buyer's prior written consent, which consent shall not be unreasonably withheld. In the event that Buyer does not consent to a settlement proposed in good faith by Seller, Seller may tender the defense of such proposed adjustment to Buyer, which shall continue such defense at its own expense, keeping Seller advised as to all steps taken by Buyer in such defense; and Buyer shall indemnify Seller for any Taxes and Related Costs imposed upon Seller (under this Agreement or otherwise) as a result of such adjustment, to the extent such amounts exceed the amounts of Taxes and Related Costs that would have been imposed on Seller if such settlement had been accepted by the applicable taxing authority as of the date such settlement proposal was tendered to Buyer by Seller.

         Each statement of Seller's Additional Taxes shall be prepared in reasonable detail sufficient to permit Buyer to verify the accuracy of the calculations and shall be accompanied by a certification by an officer of Seller that, to the best knowledge of Seller, the facts supporting the calculation are true and correct. Each such statement shall be delivered by air courier or other method of personal delivery.

         Within fifteen (15) days of Buyer's receipt of any estimated or revised statement of Seller's Additional Taxes, Buyer shall notify Seller in writing of any items of dispute with respect to the statement. If the parties are unable to resolve the dispute through negotiation within the fifteen (15) day period after Seller's receipt of such notice, either party may refer such dispute for determination to Deloitte & Touche at 50 Fremont Street, San Francisco, CA 94105, and such determination shall be made within thirty (30) days after such referral. Buyer shall bear the expenses arising in connection with such determination; provided, however, that such determination shall be without prejudice to the recalculation of Seller's Additional Taxes contemplated in the second preceding paragraph. Notwithstanding the foregoing, payments or refunds of Taxes taken into account in the determination of Seller's Additional Taxes shall be conclusive and not subject to dispute to the extent the amount of such Taxes is no longer subject to adjustment by the applicable taxing authority.

         (c)  Other Payment Procedures.  If the amount of Seller's
Additional Taxes is increased in any revised statement of Seller's Additional Taxes, as determined under Section 1.6(b), Buyer shall pay the amount of the increase to Seller in the manner provided below. If the amount of Seller's Additional Taxes is decreased in any revised statement of Seller's Additional Taxes, as determined under Section 1.6(b), Seller shall pay the amount of such decrease to Buyer in the manner provided below.

         Any payment required to be made pursuant to this Section 1.6 shall be made by wire transfer. Any payment resulting from a revised statement of Seller's Additional Taxes shall be made within fifteen (15) days of delivery of such statement.

         (d) Allocation of Section 338 Purchase Price. If the Joint 338 Election is made within the Election Period, Buyer shall allocate the Section 338 Purchase Price among the various categories of assets, as set forth in a schedule (the "Allocation Schedule") delivered by Buyer to Seller within the Election Period. Whenever the amount of Seller's Additional Taxes is redetermined pursuant to Section 1.6(b), Buyer shall revise the Allocation Schedule and deliver a copy to Seller within fifteen (15) days of such final determination.

         Within fifteen (15) days of Seller's receipt of the initial or any revised Allocation Schedule, Seller shall notify Buyer of any items of dispute with respect to the Allocation Schedule. If the parties are unable to resolve the dispute through negotiation within the fifteen (15) day period after Seller's receipt of such schedule, either party may refer such dispute for a final resolution under the procedures described in Section 1.5.

         If the Joint 338 Election is made within the Election Period, each party shall provide its federal taxpayer identification number to the other party and (for purposes of state and federal Taxes) each of the parties agrees to report the sale of Shares under this Agreement in accordance with the Allocation Schedule (as revised through the date of filing of the relevant return for changes in the amount of Seller's Additional Taxes pursuant to
Section 1.6(b)), and such reports shall also be consistent with the Joint 338 Election.

         2. Representations and Warranties of the Seller and the Corporation.

         The Seller and the Corporation, jointly and severally, hereby represent and warrant to the Buyer as follows:

         2.1 Corporate Status. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa and has all necessary corporate powers to own or lease its properties and assets and to carry on its business as now conducted, and is authorized to transact business and is in good standing in each state in which its ownership of assets or conduct of business requires such qualification except where such failure would not have a Material Adverse Effect. True and complete copies of the Articles of Incorporation, Bylaws, minutes and stock books of the Corporation, as amended to date, have been made available to the Buyer for inspection. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate powers to own or lease its properties and assets and to carry on its business as now conducted, and is authorized to transact business and is in good standing in the State of California.

         2.2 Ownership of Stock. The Corporation's entire authorized capital consists of the following: 1,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding, and 50,000,000 shares of common stock, $.01 par value, of which 5,350,638 shares are issued and outstanding. The Shares are owned beneficially and of record by Seller. The Shares are duly authorized, validly issued, fully paid and nonassessable and are presently outstanding in the Seller's name. There are no outstanding subscriptions, options, rights, warrants, convertible securities or other agreements or commitments obligating the Corporation, or the Seller or any other entity to acquire, sell, issue or to transfer from treasury any additional shares of the Corporation's capital stock of any class.

         2.3 Subsidiaries. Except as described in Schedule 2.3, the Corporation does not own any capital stock, bonds or other securities of, or have any proprietary interest in, any corporation, firm, partnership, joint venture, trust or other entity.

         2.4 Title to Shares. The Seller has good and marketable title to the Shares, free and clear of all liens, encumbrances, security interests, claims or other contractual restrictions of any kind, and the transfer and delivery of the Shares by Seller to Buyer as contemplated by this Agreement will transfer good and marketable title to the Shares to Buyer.

         2.5 Authorization. Each of the Seller and the Corporation has full power and authority, to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by Seller and the Corporation and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller and the Board of Directors of the Corporation. This Agreement has been duly executed and delivered by Seller and the Corporation and assuming due authorization, execution and delivery by Buyer, constitutes the valid and binding agreement of Seller and the Corporation, enforceable in accordance with the terms hereof except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses.

         2.6 Financial Statements. The Seller has delivered to the Buyer the Financial Statements, which have been prepared in accordance with GAAP consistently followed by the Corporation throughout the periods indicated (except that such statements do not contain any footnotes required by GAAP), and such Financial Statements fairly present
(a) the financial position of the Corporation as of the respective dates of the balance sheets included therein and (b) the results of operations of the Corporation for the respective periods indicated.

         2.7 Title to Properties. The Corporation has good and marketable title to, or a valid leasehold interest in, all of the properties and assets reflected in the 1994 Balance Sheet and all other properties and assets owned or used by the Corporation in the conduct of its business, free and clear of any security interest, lien, encumbrance, charge, equity or restriction, except as otherwise disclosed in the 1994 Balance Sheet or Schedule 2.7 and except for
(a) those properties and assets disposed of after April 30, 1994 in the ordinary course of business, (b) minor imperfections of title and encumbrances that do not detract from the value or use of the property or asset subject thereto, (c) the lien of current taxes not yet due and payable and (d) mechanics', carriers', sellers' and other similar liens arising in the ordinary course of business.

         2.8 Properties. Attached hereto as Schedule 2.8 is a list of all real property owned by or leased to the Corporation, together with a brief description of each such property and the buildings and other major improvements located thereon. The items of equipment and other tangible personal property which are included in Schedule 2.8 include all material items of equipment used in the Corporation's business. The books and records of the Corporation contain a complete description of all tangible personal property owned by, in the possession of or used by the Corporation. To the best knowledge of Seller and Corporation, all equipment and other tangible personal property of the Corporation included in the list on Schedule 2.8 which are necessary for the conduct of the Corporation's business are in good condition, are operable in the ordinary course of business, and have been regularly maintained, repaired and replaced in accordance with Corporation's ordinary business practice.

         2.9 Accounts Receivable and Trade Discounts. All accounts receivable of the Corporation shown on the 1994 Balance Sheet arose from bona fide sales in the ordinary course of business. To the best knowledge of the Seller and the Corporation, the 1994 Balance Sheet reflects adequate reserves for doubtful accounts in accordance with generally accepted accounting principles. Adequate accruals have been provided for trade discounts in accordance with GAAP consistently applied.

         2.10 Patents, Trademarks and Certain Intangibles. Schedule 2.10 contains a complete and correct list including country, registration number or application number, explanation of status, and expiration date (whenever such data or explanation is applicable) of all trademarks, copyrights and patents which are owned or acquired by or registered in the name of, or applied for by, the Corporation or any of its employees for the Corporations's benefit for the Corporation's business, or have been licensed by or to the Corporation for the Corporation's business. Except as disclosed in Schedule 2.10, the Corporation is the beneficial owner of the registered trademarks, copyrights and patents, and applications therefor, listed on Schedule 2.10 as owned by it, free and clear of any royalty, lien, security interest, encumbrance or charge, and all such trademarks, copyrights, patents and applications therefor are currently subsisting. Except as disclosed in Schedule 2.10, to the best knowledge of the Corporation, the Corporation is the beneficial owner of the unregistered trademarks listed on Schedule 2.10 as owned by it, free and clear of any royalty, lien, security interest, encumbrance or charge, and all such unregistered trademarks are currently subsisting. To the best knowledge of Seller and the Corporation, the Corporation has not taken or omitted to take any action which would have the effect of waiving any of the rights of the Corporation to use or practice any patent, copyright or trademark listed on
Schedule 2.10 currently used by the Corporation in its Business. Except as set forth in Schedule 2.10 the Corporation is not under obligation to pay any license fee or royalty to any other party with respect to the manufacture, sale or use of any of the Corporation's products. Each license, contract and commitment identified on Schedule 2.10 is a valid, legally binding obligation of the Corporation and, to the Corporation's knowledge, of the other parties thereto, without any material default (or any event which, with notice or lapse of time or both, or the happening or occurrence of any other event, would constitute a material default) by the Corporation or, to the Corporation's knowledge, of any other parties thereto. Except as disclosed in Schedule 2.10, the Corporation does not know of any claim or the basis for any claim that the Corporation's business is or may be infringing on any valid trademark, patent, copyright or other intellectual property rights of others. The Corporation has not asserted any claim of infringement, misappropriation, misuse or superior rights to any intellectual property rights against any other person in connection with the Corporation's business except as set forth in Schedule 2.10 or Schedule 2.15. Unregistered trademarks, service marks, copyrights and trade names utilized or presently planned for utilization by the Corporation for its business are listed in Schedule 2.10. Except as disclosed on Schedule 2.10, the Corporation knows of no material facts which would bar registration of the Corporation's unregistered trademarks, service marks, trade names or copyrights now in use related to the Corporation's business or bar or impede the issuance of any patent related to the Corporation's business. The Corporation has the right to use any software which the Corporation uses in its business.

         2.11 Contracts. Attached hereto as Schedule 2.11 is a list of (a) all contracts with customers that were among the top 50 customers of the Corporation for the fiscal year ended

April 30, 1994 and all contracts with customers entered into since April 30, 1994 which involve anticipated sales of at least $250,000 and (b) all other contracts (including all employment and collective bargaining agreements and all pension, bonus, profit-sharing, stock option and other agreements providing for employee remuneration or benefits, real and personal property leases and other commitments to which the Corporation is a party or by which it is bound that call for a payment by the Corporation in excess of $100,000 or that require performance over a period in excess of one year. All such contracts, leases and other commitments are in full force and effect, and to the best of the Corporation's and the Seller's knowledge, there is no default under any such contract, agreement, lease or commitment.

         2.12 Bank Accounts. Attached hereto as Schedule 2.12 is a list of all banks and other financial institutions in which the Corporation has an account, deposit or safe deposit box, together with a list of all authorized signatories relating to each account.

         2.13 Insurance. Attached hereto as Schedule 2.13 is a list of all insurance policies presently maintained by the Corporation.

         2.14 Tax Matters.

         (a) Except as set forth in Schedule 2.14, attached hereto, all Tax Returns required to be filed for taxable periods ending on or prior to the Closing Date by or with respect to the Corporation or its business, employees, sales, operations or assets, have been or will be properly and correctly completed and filed on a timely basis. All such Tax Returns were or will be correct and complete in all respects.

         (b) All Taxes whether or not shown on any Tax Return required to be paid or to be withheld and remitted by the Corporation (including, without limitation, all Taxes required to be withheld and remitted in connection with amounts paid or owing to any shareholder, employee, creditor, independent contractor or other third party) have been duly and timely paid in full or properly withheld and remitted. There has not been communicated to Seller or the Corporation the assertion of any claim with respect to any Taxes required to be paid or withheld by or on behalf of the Corporation and there are no encumbrances upon any of its property or assets that arose in connection with any failure (or alleged failure) to pay any Taxes other than liens for current property taxes not yet due.

         (c) Schedule 2.14 lists those states where the Corporation has filed or, to the best knowledge of Seller or the Corporation, is required to file a Tax Return. No claim which remains outstanding has ever been made to Seller or the Corporation by a taxing authority in a jurisdiction where the

Corporation does not file a Tax Return that the Corporation is or may be subject to taxation by that jurisdiction due to its activities or business.

         (d) All Taxes attributable to the Corporation's operations through and including the Closing Date, but for which no Tax Return is yet required, will be paid as provided in Sections 5.11 and 8.4.

         (e) Except as set forth in Schedule 2.14, no extension of time within which to file any Tax Return has been requested with respect to or by or granted to the Corporation, except with respect to Tax Returns that were subsequently filed or Tax Returns specified on Schedule 2.14 as not yet filed but otherwise due.

         (f) Except as set forth in Schedule 2.14, no restrictions on assessment or collection of Taxes have been waived with respect to the Corporation and neither Seller, the Corporation nor any other person has consented to or requested the extension of any statute of limitations relating to Taxes.

         (g) Except for Tax Returns for the taxable years listed on Schedule 2.14, the Corporation has not been audited by any relevant taxing authority (other than audits that have been completed), the Corporation remains subject to audit in every taxing jurisdiction except as provided otherwise by applicable statutes of limitation, and no notification of intention to audit or examine has been received from the Internal Revenue Service or any other taxing authority with respect to the Taxes of the Corporation. Any deficiencies resulting from such audits have been paid in full. No issue was raised by any taxing authority and communicated to Seller or the Corporation with respect to any such audit that, if raised with respect to any Tax Return filed for a subsequent taxable period ending on or prior to the Closing Date, could result in a deficiency of Taxes or other adjustment for such subsequent period. No unsatisfied deficiency, delinquency, or default for any Taxes has been proposed to or assessed against the Corporation nor has it received notice of any such deficiency, delinquency or default. No currently pending issues have been raised by any taxing authority and communicated to Seller or the Corporation in connection with any Tax Return relating to Taxes of the Corporation. There are no Tax rulings, requests for rulings or closing agreements relating to the Corporation in which either Seller or the Corporation is explicitly named that could affect their liability for Taxes for any period after the Closing Date.

         (h) Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

         (i) Seller has not filed any consent under Code section 341(f) with respect to the Corporation or its property. Except as set forth in Schedule 2.14, the Corporation has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments (including, without limitation, any payments that have been or will be made in connection with the transactions contemplated by this Agreement) that will not be deductible by virtue of Code Section 280G. There has been adequately disclosed in the federal income Tax Returns filed by the Corporation or in the filing of which the Corporation has joined all positions taken therein with respect to the income, assets, business or operations of the Corporation which otherwise could give rise to a substantial understatement of federal Taxes within the meaning of Code Section 6662.

         (j) Except as set forth in Schedule 2.14, the Corporation has neither agreed nor been required to make an adjustment under section 481 of the Code by reason of a change in accounting method or otherwise. No material taxable income economically attributable to transactions occurring on or before the Closing Date will be required to be recognized by the Corporation after the Closing Date, whether by reason of it reporting income on the cash method of accounting, the completed contract method, the percentage of completion-capitalized cost method, the installment method of accounting or by reason of Income Tax Regulations section 1.1502-13 (deferred intercompany transactions) or 1.1502-19 (excess losses) or otherwise.

         (k) Schedule 2.14 sets forth the following information with respect to the Corporation as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the adjusted basis of the Corporation in its assets on an asset-by-asset basis (excluding assets which have been depreciated to a zero basis for book and tax accounting purposes),
(ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Corporation, (iii) the amount of any deferred gain or loss allocable to the Corporation arising out of any deferred intercompany transaction (within the meaning of section 1.1502-13(a)(2) of the Income Tax Regulations) and (iv) detail of the Corporation's accrued taxes by taxable periods and jurisdictions. There shall be delivered to Buyer, concurrently with delivery of the Closing Date Balance Sheet, a supplemental Schedule 2.14 setting forth the foregoing information as of the Closing Date.

         (l) Except as set forth in Schedule 2.14, the Corporation is not a party to any allocation or sharing arrangement or agreement (whether written or unwritten) with respect to Taxes. Any such arrangement or agreement shall be terminated no later than the Closing Date and any and all amounts due and payable thereunder shall either be paid prior to the Closing Date or properly reflected on the Closing Date Balance Sheet.

         (m) The Corporation will realize no taxable income as a result of the contribution to the Corporation's capital by Seller contemplated in Section 6.6 hereof.

         2.15 Litigation; Compliance with Laws.  Attached hereto as
Schedule 2.15 is a list of all material litigation to which the Corporation is a party. No legal, administrative or regulatory action, suit or proceeding (other than in connection with HSR) involving the Corporation as a party which if adversely determined could reasonably be expected to have a Material
Adverse Effect on the Corporation or restrict the ability of the Seller or the Corporation to consummate the transactions contemplated herein is pending or, to the best knowledge of the Seller and the Corporation, threatened. The Corporation has not received notice of any violation of any applicable federal, state or local law, ordinance or regulation (including any applicable building, zoning or environmental protection law, ordinance or regulation) materially affecting its properties or its business. The Corporation is in compliance with all statutes, orders, rules, ordinances, charters and by-laws and regulations applicable to it or to the ownership of its assets or the operation of its business, except for any failure to do so which would not have a Material Adverse Effect on the Corporation. The Corporation is not subject to any judicial injunction or mandate or any quasi-judicial order or quasi-judicial restriction directed to or against it, nor has any governmental agency at any time challenged the Corporation in writing or commenced or given notice to the Corporation of intention to commence any investigation or administrative proceeding, relating to the legal right to operate its business as presently or heretofore operated, except to the extent that any of the foregoing would not have a Material Adverse Effect on the Corporation. To the best knowledge of the Seller and the Corporation, except as otherwise disclosed pursuant to Schedule 2.15, there are no (a) consumer, customer or distributor complaints or regulatory complaints or investigations relating to the Corporation's business, nor is there the basis for any such complaint or
(b) claims which Seller has put in the hands of its insurance carriers since January 1, 1992 seeking damages for personal or other injuries or loss resulting from the manufacture, sale or use of any of the products manufactured or sold by the Corporation, except to the extent that any of the foregoing would not have a Material Adverse Effect on the Corporation. Except as disclosed in Schedule 2.15, the Corporation knows of no strikes, work stoppages undertaken or threatened or demands for recognition or petitions for representation since January 1, 1992 by any of the employees of the Corporation or grievances or other claims by any union representing any employees of the Corporation.

         2.16 Noncontravention; Consents. Except as set forth in Schedule 2.16, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Seller's or Cor-poration's Articles of Incorporation or By-laws; (b) violate, or require any notice, filing, consent, permit, authorization or approval, under any law or any regulation, order, judgment or decree of any court or governmental instrumentality, except for the applicable provisions of HSR or (c) violate any agreement to which the Seller or the Corporation is a party or by which either of them is bound or result in the creation of any lien, claim, encumbrance or restriction on any of the Corporation's assets or properties, the effect of all of which violations, creations and imposition would result, in the aggregate, in subjecting the Corporation to liabilities in excess of $100,000.

         2.17 Conduct of Business. Since April 30, 1994, there has not been any change in the Corporation which would have a Material Adverse Effect.

         2.18 Brokers. Neither the Seller nor the Corporation, nor any stockholder, officer, director or agent of either of them has incurred on behalf of the Seller or the Corporation any liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated hereby, except to Salomon Brothers Inc. Such fees and commissions will be paid by the Seller.

         2.19 Environmental Matters. Neither Seller nor the Corporation has received written notice from any governmental agency of any violation of environmental laws by the Corporation. To the best knowledge of Seller and Corporation, there exists no writ, injunction, decree, order or judgment, claim, suit, proceeding, citation, directive, summons or governmental investigation relating to potential violations by Corporation of environmental laws as a result of the Corporation's use, maintenance or operation of any of its assets or its business, except for any such matter as could not reasonably be expected to have a Material Adverse Effect on the Corporation. The Seller and the Corporation each warrants to the Buyer that no past activity could cause or constitute environmental harm or could (i) affect the value of the property listed in Schedule 2.8 or (ii) result in liability to the Buyer.
This includes but is not limited to, any and all management of hazardous waste and hazardous materials from the site or by or on behalf of the Seller or Corporation.

         2.20 Employee Benefit Plans.

         (a) Except for the plans and agreements listed in Schedule 2.20 (collectively, the "Plans"), the Corporation does not maintain, is not a party to, does not contribute to and is not obligated to contribute to, and the Corporation's employees or former employees and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                 (i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                 (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, fringe benefit, severance, termination pay or similar plan, program, policy, perquisite or arrangement not disclosed pursuant to (i) above (other than any such item provided solely pursuant to the terms of a written or oral contract with any individual employee); or

                 (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

         (b) Neither the Corporation nor any ERISA Affiliate has, since January 1, 1988, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

         (c) The Corporation or Seller has provided to Buyer or will provide or make available to Buyer prior to the Closing complete, accurate and current copies of each of the following:

                 (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                 (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                 (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                          (A) The most recent summary plan description, as described in section 102 of ERISA;

                          (B) Any summary of material modifications that has been distributed to participants or filed with the U.S. Department of Labor but that has not been incorporated in an updated summary plan description furnished under Subparagraph (A) above; and

                          (C) The annual report, as described in section 103 of ERISA, and where applicable actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                 (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

         (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied, except to the extent that a failure to satisfy any of such requirements would not have a Material Adverse Effect.

         (e) Each Plan that is intended to qualify under section 401(a) of the Code meets in all material respects the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder. Each such Plan has been administered in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the Code) and the applicable provisions of ERISA and the Code and the regulations thereunder, except to the extent that a failure to be so administered would not have a Material Adverse Effect.

         (f) Neither the Corporation nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA, except to the extent that any such liability would not have a Material Adverse Effect. For purposes of determining any accumulated funding deficiency under section 412 of the Code, the term "ERISA Affiliate" shall include any entity that would be deemed to be a member of the same "controlled group" within the meaning of section 414(m) or
(o) of the Code.

         (g) All contributions, premiums or other payments due from the Corporation to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of the Corporation. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

         2.21 Liabilities.  Except as reflected on the 1994 Balance Sheet or
Schedule 2.21, the Corporation has no liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, that would be of a type and nature required to be reported on a financial statement (including the notes thereto) prepared in accordance with GAAP consistently applied and would be material (whether individually or in the aggregate) to the financial condition or business of the Corporation, other than liabilities or obligations arising in the ordinary course of business since April 30, 1994.

         2.22 Employees. Schedule 2.22 sets forth a true and complete list of all individuals employed by the Corporation (other than those subject to a collective bargaining agreement) as of the Effective Date hereof and the position and base compensation payable to each such individual, together with a description of any written or oral employment contracts, commitments, consulting or termination agreements to which the Corporation is a party. The Corporation is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute, except as described on Schedule 2.22. Except as disclosed on Schedule 2.22 hereof, the consummation of the transactions contemplated herein will not result in any payment in the nature of severance pay or in any cost becoming due or accruing to the Corporation or the Buyer with respect to any employees of the Corporation. To the best knowledge of the Seller and the Corporation, no employee of the Corporation has been injured in the workplace or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under Workers' Compensation or similar laws. The Corporation has complied in all material respects with the verification requirements and the recordkeeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the best knowledge of the Corporation, the information and documents on which the Corporation relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against the Corporation pursuant to IRCA, and to the best knowledge of the Corporation, there is no basis for the filing of such a complaint. Except as set forth in Schedule 2.22, the Corporation has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the best knowledge of the Corporation, is there a basis for any complaint, except such complaints as could not reasonably be expected to have a Material Adverse Effect. Neither Seller's nor the Corporation's action in complying with the terms of this Agreement will violate any agreements with any of the Corporation's employees. The Corporation has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except to the extent that any such failure to file or comply would not have a Material Adverse Effect on the Corporation.
The Corporation has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

         2.23 Material Misstatements or Omissions. Neither the Seller nor the Corporation has made any material misstatement of fact or omitted to state any material fact necessary to make complete, accurate and not misleading every representation and warranty set forth herein.

         2.24 Prohibited Payments. To the best knowledge of Seller and Corporation, Seller has not, with respect to the Corporation's business and the Corporation has not, entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, illegal rebates, payoffs or other forms of illegal payments have been or will be made, provided for or suffered.

         2.25 Slotting Agreements. Seller has not, with respect to the Corporation's business, and the Corporation has not entered into any Slotting Agreement with any distributors which are in effect or to which the Corporation is legally bound on the date hereof except as disclosed on Schedule 2.25.

         2.26 Loan Agreement. Seller has delivered to Buyer a true and correct copy of that certain CEBA Loan Agreement (the "CEBA Agreement") dated as of June 18, 1992 among the Iowa Department of Economic Development, City of Ankeny and the Corporation together with all documents related thereto. The principal and interest under the CEBA Agreement will be forgiven under the terms thereof. Seller has delivered to Buyer a true and correct copy of that certain Participation Agreement (together with all documents related thereto, the "BA Lease") dated as of April 29, 1994, by and among Seller, the Corporation, BA Leasing & Capital Corporation, as Agent, and the Lessors listed thereto.
Except as disclosed on Schedule 2.26 hereto, the Corporation is not a borrower, guarantor or indemnitor under any other loan agreement, instrument, note, financing lease or other evidence of indebtedness.

         2.27 Joint Venture. Seller has delivered to Buyer a true and correct copy of that certain Collaboration Agreement between Corporation and Devon Plantations and Industries Limited together with all documents listed on
Schedule 2.27. Cochin Spices Limited ("Cochin") is a corporation duly formed and organized in India. Cochin is in good standing under the laws of India and has all necessary corporate powers to own or lease its properties and assets and to carry on its business as now conducted, and is authorized to transact business and is in good standing in each jurisdiction in which authorization is required except where failure thereof would not have a Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will violate any organizational document relating to Cochin or violate any agreement to which Cochin is a party. No material contingent obligation is owed to Cochin by the Corporation which has not been disclosed to the Buyer. Cochin is in compliance with all laws and regulations related to its formation, existence and operation except where the failure to comply would not have a Material Adverse Effect. The Corporation owns 50% of Cochin. The Corporation has no other investments, joint ventures or stock ownership in any other company.

         2.28 Truth of Representations and Warranties. All representations and warranties made by the Seller and the Corporation are true and correct on the Effective Date and on the Closing Date.

         2.29 Contribution to Capital of the Corporation. As of the Closing Date, the Seller has taken all action necessary to effect a contribution to the capital of the Corporation in an amount equal to the "Due S.E. Rykoff" amount shown on the Closing Date Balance Sheet.

         2.30 Material Customers. To the best knowledge of the Seller and the Corporation, there are no facts indicating that any of the Corporation's material customers intend to cease buying or materially restrict their purchases from the Corporation.

         2.31 Compliance by Seller with Other Instruments and Laws. The Corporation has, and is in compliance with, all necessary consents, permits, licenses, orders, ratings, authorizations and approvals of, or registration or declaration with, all governmental authorities, agencies, bureaus, commissions or regulatory bodies for it to operate the properties and facilities comprising the business presently being operated, except for those which would not have a Material Adverse Effect on the Corporation. All labels and packaging materials and all specifications and procedures used in the manufacture and packaging of the Corporation's products are in material compliance with all applicable laws in any jurisdiction in which its products are packaged, shipped or sold, except where any such non-compliance would not have a Material Adverse Effect on the Corporation.

         2.32 Permits. The Corporation has all permits, licenses, approvals, orders or authorizations of, or registrations, declarations, qualifications, designations or filings with, any governmental authority, agency, bureau or commission, or any third party (including without limitation, Kosher validation), which are required to be obtained or made by the Corporation in connection with the operation of its business as presently being conducted, except for those which would not have a Material Adverse Effect on the Corporation.

         2.33 Covenants Performed. As of the Closing Date, Seller and Corporation have performed their respective obligations and covenants contained herein which by their terms are to be performed on or before the Closing Date, except to the extent any such obligations or covenants are waived in writing by the Buyer.

         2.34 Tortious Conduct. Except as otherwise disclosed in the schedules hereto, covered by insurance or reflected on the Closing Date Balance Sheet, on and as of the Closing Date, the Corporation is not liable to any third party or entity for any damages resulting in whole or in part from the negligent, reckless or willful acts or omissions of the Corporation, whether such liability may arise in tort, strict liability or for breach of contract, nor has the Corporation acted or failed to act so as to result in such liability, except to the extent that any such liability would not have a Material Adverse Effect on the Corporation.

         2.35 Regulatory Matters. The Corporation has filed or otherwise provided all reports, data, other information and applications with respect to its business or products which are required to be filed with or otherwise provided to the U.S. Food and Drug Administration ("FDA"), the U.S. Environmental Protection Agency ("EPA"), the U.S. Occupational Safety and Health Administration ("OSHA"), and any other federal, state, local or foreign governmental authorities with jurisdiction over the manufacture, use and sale of such products, and, all regulatory approvals in respect thereof are in full force and effect on the date hereof, except to the extent that the failure of any of the foregoing would not have a Material Adverse Effect on the Corporation. Subject to the last sentence of Section 2.37, the manufacture, use, sale and distribution by the Corporation of the products comply in all material respects with all applicable laws and published governmental rules, regulations and interpretations thereof, as in effect on the date hereof or on the Closing Date, except to the extent that any such non- compliance or liability would not have a Material Adverse Effect on the Corporation and the methods of quality control employed by the Corporation are reasonably sufficient to ensure such compliance.

         2.36 Products. Subject to the last sentence of Section 2.37, all products manufactured, distributed or sold by the Corporation on or before the Closing Date meet published or quoted specifications, are not defective, are not contaminated or spoiled, do not contain any foreign objects and are in compliance with and were manufactured in compliance with all applicable laws and regulations (including without limitation the regulations promulgated by the FDA), such that the Corporation does not and will not have any uninsured liabilities to third parties with respect thereto. Subject to the last sentence of Section 2.37, the products are packaged in appropriate containers which comply in all material respects with all FDA regulations, including labeling regulations.

         2.37 Inventory. Except as otherwise described herein, the inventories of the Corporation consist of items of a quality and quantity usable and suitable in the ordinary course of business, and are in all material respects salable in the market for which such products were manufactured or produced to be sold and include no items which require governmental approvals to be sold. To the extent the values of items were below standard quality or quantity or were obsolete or otherwise unsalable, such items were accounted for on the 1994 Balance Sheet at net realizable value in accordance with GAAP. As of the Closing Date, there will be a supply of raw materials and goods in process in the inventory at their customary location (together with supplies) adequate to manufacture, in the ordinary course of business as generally conducted by the Corporation prior to the Closing, finished products in amounts which, together with the finished products in the inventory as of the Closing, will be sufficient to meet the Corporation's requirements in the ordinary course of business as generally conducted by the Corporation prior to the Closing, except to the extent of variations caused by events beyond the Corporation's or Seller's control. Except for items undergoing routine rework, items not salable in the normal course of business (including but not limited to discontinued items, damaged goods or items not meeting quality assurance guidelines), shall be accounted for in the Closing Date Balance Sheet at their net realizable value in accordance with GAAP. Items shall be deemed "Aged" if, as of the end of the fiscal month immediately preceding the Closing Date (or as of the Closing Date if the Closing Date coincides with the last day of a fiscal month), they have a remaining shelf life of less than six (6) months according to Schedule 2.37. Such items deemed "Aged" shall be accounted for at no value. After the Closing, Buyer shall cause the Corporation to either (i) deliver to Seller the proceeds from the sale of the "Aged" inventory, net of all selling and administrative expenses relating to such sale, or (ii) deliver the "Aged" inventory to Seller at Seller's direction and at Seller's expense. Items shall be deemed "Excess" if, as of the end of the fiscal month immediately preceding the Closing Date (or as of the Closing Date if the Closing Date coincides with the last day of a fiscal month), there is more than twenty-four (24) months supply on hand in the Corporation's inventory unless reasonably economical minimum orders are for greater than twenty-four (24) months supply. The amount deemed "Excess" shall be accounted for at salvage value. Packaging materials will be valued at cost except that no value shall be attributable to packaging not usable in the normal course of business (e.g., damaged, obsolete, discontinued, faded or shaded) or packaging not meeting current FDA requirements. All raw materials and goods-in-process shall be suitable and processable for the production of products in accordance with the Corporation's standard quality and yield specifications as now in effect. Raw materials shall be of Fair Average Quality (as such term is defined by the American Spice Trade Association standards ("ASTA Standards")), and meet all appropriate ASTA Standards for cleanliness. All items shall meet all U.S. Food and Drug Administration and U.S. Bureau of Alcohol, Tobacco and Firearms requirements in the same manner that the Buyer's like products meet the same requirements.

         2.38 Sysco Lawsuit. To the best knowledge of the Corporation and Seller, the Corporation and Seller have disclosed all material facts which pertain to or bear upon the pending litigation entitled Tone Brothers Inc. v. Sysco Corporation, Civil Action No. 4:90-CV-60011 (the "Sysco Litigation").

         3.  Disclaimer of Representations and Warranties
             Regarding Financial Projections.

         All provisions of the Disclaimer Agreement are incorporated herein by this reference and made a part hereof.

         4.  Representations and Warranties of the Buyer.

         The Buyer hereby represents and warrants to the Seller the following:

         4.1 Corporate Status. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of California.

         4.2 Authorization. The Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. The execution and delivery of this Agreement by Buyer and the performance of the transactions contemplated hereby have been duly authorized by the Board of Directors of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller and the Corporation, constitutes the valid and binding agreement of Buyer, enforceable in accordance with the terms hereof except as the same may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforceability of creditors' rights generally and except that the remedy of specific performance or similar equitable relief may be subject to equitable defenses.

         4.3 Litigation. No legal, administrative or regulatory action, suit or proceeding against the Buyer which if adversely determined could reasonably be expected to restrict the Buyer's ability to consummate the transactions contemplated herein is pending or, to the best knowledge of the Buyer, threatened.

         4.4 Noncontravention; Consents. Except as set forth in Schedule 4.4, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) violate any provisions of the Buyer's Articles of Incorporation or By-laws; (b) violate, or require any notice, filing, consent, permit, authorization or approval, under any law or any regulation, order, judgment or decree of any court or governmental instrumentality, except for the applicable provisions of HSR; or (c) violate any agreement to which the Buyer is a party or is bound or result in the creation of any lien, claim, encumbrance or restriction on any of the Buyer's assets or properties, the effect of all of which violations, creations and impositions would be to adversely affect or restrict the Buyer's ability to consummate the transactions contemplated herein.

         4.5 Brokers. Neither the Buyer nor any stockholder, officer, director or agent of the Buyer has incurred on behalf of the Buyer any liability to any broker (other than Kurt Kalm of Arnold and S. Bleichroeder, Inc. for which
Buyer shall pay all fees and commissions), finder or agent for any brokerage fees, finders' fees or commissions with respect to the transactions contemplated hereby.

         4.6 Material Misstatements or Omissions. Buyer has not made any material misstatement of fact or omitted to state any material fact necessary to make complete, accurate and not misleading every representation and warranty of Buyer set forth herein.

         4.7 Financial Condition. Buyer has adequate financial and other resources to pay the Section 338 Purchase Price and otherwise to perform its obligations hereunder.

         4.8 Truth of Representations and Warranties. All representations and warranties made by the Buyer are true and correct on the Effective Date and on the Closing Date.

         4.9 Covenants Performed. As of the Closing Date, Buyer has performed its obligations and covenants herein which by their terms are to be performed on or before the Closing Date, except to the extent any such obligations or covenants are waived in writing by the Seller.

         5.   Covenants of the Buyer and the Seller.

         The Buyer and the Seller mutually covenant to the other as follows:

         5.1 No Access to Employees, Properties or Records of the Corporation. Buyer acknowledges and agrees that the Seller and the Corporation have heretofore furnished the Buyer with all documents, reports, other information and data (including financial statements) of the Corporation which have been requested by Buyer in connection with the transactions contemplated by this Agreement and that Seller and the Corporation have made the Corporation's plant, properties, inventories, personnel, books, records, tax returns or corporate, stock and other records available for examination and inspection by the Buyer and its agents or representatives. Except as otherwise provided in
Section 5.3, Seller and Corporation shall have no further obligation after the Effective Date to furnish Buyer with access to the Corporation's plant, properties, inventories, personnel, books, records, Tax Returns or corporation, stock and other records.

         5.2 Interim Operations. Until the Closing Date, except as otherwise provided herein or as otherwise approved by the Buyer, (a) the Corporation will conduct its business only in accordance with its ordinary course of business and consistent with past practice, including without limitation using reasonable efforts to preserve the Corporation's business organization and keep available the services of the Corporation's present officers and key employees and to preserve the goodwill of those having business relationships with the Corporation, to preserve inventory at customary levels and to preserve existing relationships with customers, suppliers and others having business relationships with the Corporation, and to add customers in the ordinary course of business, (b) the Corporation will not make any change in its Articles of Incorporation or Bylaws, as amended and (c) the Corporation will not declare, set aside, pay or make any dividend or other distribution with respect to, or purchase or redeem, any shares of its capital stock, and shall pay no debt or other liability or obligation other than in the ordinary course of business; provided, however, that the Corporation and the Seller may enter into the transaction contemplated under Section 2.29 hereof pursuant to which Seller is to make a capital contribution to the Corporation in the amount of the "Due S.E. Rykoff" amount as shown on the Closing Date Balance Sheet. On the Closing Date, Seller agrees to take all actions necessary to make a capital contribution to the Corporation of the "Due S.E. Rykoff" amount as shown on the Closing Date Balance Sheet.

         5.3 Additional Financial Statements. Prior to the Closing Date, the Corporation shall furnish to the Buyer as soon as practicable after the close of each successive accounting period ending after April 30, 1994 internally prepared balance sheets and related internally prepared statements of income for the Corporation for each such period. Such financial statements shall be prepared in all material respects in accordance with GAAP consistently followed by the Corporation throughout the periods indicated (except that such statements shall not contain changes in financial position or any footnotes required by generally accepted accounting principles), and such Financial Statements shall fairly present (a) the financial position of the Corporation as of the respective dates of the balance sheets included therein and (b) the results of operations of the

Corporation for the respective periods indicated. Promptly after the preparation thereof, if and to the extent requested by Buyer the Corporation shall deliver to Buyer true and complete copies of any cash flow or other financial reports, marketing reports, and other operational data regularly prepared by the Corporation for its internal use; provided that Corporation shall not be deemed to make any representation or warranty concerning the accuracy of the contents of any such information delivered to Buyer. The Corporation shall make available to Buyer at reasonable times the Corporation's management to explain and elaborate on the financial statements described in this Section 5.3.

         5.4 Legal Requirements and Filings. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated under this Agreement. Without limiting the foregoing, if not already completed before execution of this Agreement, the Seller and the Buyer agree to make the necessary filings under HSR as promptly as possible after the date hereof. The parties further agree to respond as promptly as possible to any request for additional information made pursuant to HSR.

         5.5 Third Party Consents. The Seller and the Corporation will use their best efforts to obtain the written consents of the persons described in
Schedule 5.5 on or prior to the Closing Date. The Buyer will cooperate with the Seller and the Corporation in obtaining such consents and will promptly execute and deliver any documents and instruments that may be reasonably required in connection therewith.

         5.6  Compliance with Contracts and Laws.

         (a) From the Effective Date until the Closing Date, the Corporation shall keep in full force and effect and shall comply with all governmental licenses, permits, franchises, consents and certificates and all leases, contracts, agreements and commitments to which it is a party or by which it or its assets may be bound, unless failure to do so would not have a Material Adverse Effect on the Corporation.

         (b) From the Effective Date until the Closing Date, the Corporation shall comply with all applicable requirements of law, including without limitation, the requirements of all federal, state, municipal or local laws, codes, statutes, ordinances, orders, judgments, decrees, injunctions, approvals, rules, regulation and authorizations of all nations, states, provinces or other political subdivisions thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and shall make all required governmental filings and submissions and pay all required governmental filings and submissions and pay all required governmental fees, assessments and costs arising in connection with the operation and maintenance of its assets and the business, unless failure to do any of the foregoing would not have a Material Adverse Effect on the Corporation.

         5.7 Maintenance of Insurance. From the Effective Date hereof until the Closing Date, the Corporation shall continue to carry and maintain in full force and effect the existing property, casualty (including, without limitation, stop loss coverage for employee medical claims) and liability insurance as set forth in Schedule 2.13.

         5.8 Employees and Compensation. Except as disclosed on Schedule 5.8, from the Effective Date hereof until the Closing Date, the Corporation shall not, with respect to employees, sales agents, representatives, consultants or other agents or contractors employed by the Corporation with respect to its business: (a) grant any increase in compensation payable to or to become payable by it to any such person, other than usual and ordinary compensation increases in accordance with historical practices of the Corporation or as provided under any collective bargaining agreement identified in Schedule 2.22 or permitted under subparagraph (c) of this Section; (b) increase benefits payable to any such person under any existing, or introduce or announce the introduction of any new, bonus, pension, profit sharing, retirement, credit union, deferred compensation, group health, major medical or life insurance plan or other similar plan, contract or commitment providing benefits to the employees, if such increases, plans or benefits would continue after the Closing Date, other than any bonus payments payable or to become payable to any of the employees of the Corporation in conjunction with this transaction where the cost thereof is borne by Seller or under any collective bargaining agreement permitted under subparagraph (c) of this Section; or (c) enter into any collective bargaining agreement other than a collective bargaining agreement with Local Union No. 147 affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen & Helpers of America.

         5.9 Additional Transactions. From the Effective Date hereof until the Closing Date, the Corporation shall not do or agree to do any of the following:

         (a) Enter into any lease, contract, agreement, commitment or transaction, other than in the usual and ordinary course of business.

         (b) Sell, lease, assign, hypothecate or otherwise transfer or dispose of any of its assets, other than in the usual and ordinary course of business; provided that the foregoing shall not apply to the replacement of existing assets which are expended, rendered obsolete or retired if replaced with assets of comparable or better quality.

         (c) Modify, amend, cancel, terminate, forfeit, fail to renew, assign or encumber in any material manner, other than in the ordinary course of business, any existing governmental license, permit, consent or franchise or any lease, contract, agreement or commitment of the Corporation or affecting its business or assets, unless such action would not have a Material Adverse Effect on the Corporation.

         5.10 Adverse Changes. From the Effective Date hereof until the Closing Date, the Seller and the Corporation shall promptly notify the Buyer in writing of (a) any adverse developments affecting the Corporation, its assets or business which became or become known to the Corporation or the Seller and which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise of the business of the Corporation; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the assets of the Corporation or its business; (c) any notice of material violation, forfeiture or complaint under any permanent license, consent, authority, operating right, franchise, lease, contract, agreement, commitment or arrangement; or (d) anything which if not corrected prior to the Closing Date could prevent Seller or the Corporation from fulfilling any condition precedent to the Closing described in this Agreement.

         5.11 Tax Matters.

         (a) Whenever it is necessary for purposes of this Agreement to determine the Tax liability of a taxable entity for a taxable year or period that begins before and ends after the Closing Date, the determination shall be made (i) in the case of Taxes that are not based on income or gross receipts (e.g., property taxes), by apportioning such Taxes on a per diem basis and (ii) in the case of Taxes based on income or on gross receipts, by apportioning the total Tax liability for such taxable year or period on the assumption that the taxable year or period ended as of the close of the Closing Date, with income (or other applicable measure) apportioned as provided in Income Tax Regulations section 1.1502-76(b)(4), provided that any deferred gain or loss on deferred intercompany transactions which must be restored to income by the Corporation by reason of the purchase by Buyer of the Shares (or any analogous state, local or foreign tax effects) shall be allocated entirely to the period ending with the Closing Date.

         (b) Seller shall be responsible for preparing and filing all Tax Returns for the Corporation for Tax periods ending prior to or on the Closing Date and making any required Tax payments due on or prior to the Closing Date with respect to such Tax Returns. Such returns will report the operations of the Corporation consistent with past practice. Buyer agrees that Seller's representatives shall have access to all records of the

Corporation necessary to accurately prepare the aforementioned Tax Returns.

         (c) Buyer shall be responsible for preparing and filing all Tax Returns for taxable years or periods ending after the Closing Date (including Tax Returns for those states that require twelve (12) month returns covering the Closing Date) and shall remit any Taxes due in respect of such Tax Returns. Seller agrees that Buyer's representatives shall have access to all records of the Corporation necessary to accurately prepare the aforementioned Tax Returns. Seller shall pay Buyer any Taxes for which Seller is liable pursuant to Section 8.4(a) but which are payable with Tax Returns to be filed by Buyer pursuant to this Section 5.11(c) within ten business days prior to the due date for the filing of such Tax Returns.

         (d) Except as provided in Section 5.11(e), Seller shall be entitled to all refunds of Taxes received with respect to the Corporation for any Tax period ending on or prior to the Closing Date, but if any amount of such refund is later determined to be repayable to the appropriate taxing authority, such amount shall continue to be indemnifiable under Section 8.4(a).

         (e) In the event that there is (i) a carryback of losses, credits or similar items (including, without limitation, net operating losses, capital losses, and unused business, foreign and other tax credits) that is attributable to a taxable year or period of the Corporation that begins after the Closing Date, (ii) such carryback is to a Tax Return of a consolidated, combined, unitary or other similar filing group of Seller or any successor to Seller ("Seller's Group") or to a separate return of a member of any Seller's Group and (iii) as a result of such carryback Seller or any member of Seller's Group becomes entitled to and receives a refund of any Taxes for any period for which it is liable under Section 8.4(a) to indemnify Buyer, or benefits from a credit of Taxes for such a period (through the reduction of either Taxes previously paid by Seller or any member of Seller's Group or a then current Tax liability), then Seller shall promptly pay to Buyer the amount of such refund or credit together with any interest thereon received by Seller or any member of Seller's Group or credited, in each case, to its account. At the request of Buyer or the Corporation, Seller agrees to prepare and file claims for refund of federal income taxes on behalf of the Corporation under Income Tax Regulations section 1.1502-77 and to provide the information necessary for the Corporation to prepare and file a tentative carryback adjustment under Income Tax Regulations sections 1.1502-78(a) (and to take similar action as to any states in which Seller is filing consolidated or combined reports), and Buyer shall reimburse Seller for any Related Costs arising therefrom.

         (f) Seller shall be responsible for handling all Tax matters related to the Corporation, including dealing with and resolving audit issues, for Tax periods ending prior to or on the Closing Date; provided that (i) Seller shall notify Buyer in writing within thirty (30) days as to any examination by or disputes with taxing authorities with respect to the Corporation that relate both to taxable periods ending on or prior to the Closing Date and to taxable periods ending thereafter, (ii) Buyer's representative shall be allowed to participate therein, (iii) Seller shall indemnify Buyer and its subsidiaries, including the Corporation, for any increase in Tax liability (whether such increase in Tax liability occurs prior to, contemporaneously with or in a year after the year in which the relevant activities occur) that results from Seller's activities under this Section 5.11(f) and (iv) Buyer shall remit to Seller any Tax benefit realized by Buyer resulting from Seller's activities under this Section 5.11(f) but only at the time and to the extent such Tax benefit is actually realized.

         (g) Buyer shall have the right and responsibility to direct the handling of matters related to Taxes of the Corporation for Tax periods ending after the Closing Date; provided that (i) Buyer shall notify Seller in writing within thirty (30) days as to any examination by or disputes with taxing authorities with respect to the Corporation that relate both to taxable periods ending on or prior to the Closing Date and to taxable periods ending thereafter, (ii) Seller's representative shall be allowed to participate therein and (iii) Buyer shall not settle, either administratively or after the commencement of litigation, any claim for Taxes which would give rise to a material indemnification obligation on the part of Seller under Section 8.4 unless either (i) Buyer agrees in writing to release Seller from that specific indemnification obligation or (ii) Buyer obtains Seller's prior written consent, which written consent shall not be unreasonably withheld.

         (h) Seller and Buyer shall, and each shall, as applicable cause their respective affiliates to, use its best efforts to provide each other with such assistance as may reasonably be requested by any of them in connection with Tax matters, including providing information with respect to the preparation of any Tax Return or other document required to be filed by any taxing authority, any audit or other examination by any taxing authority, any judicial or administrative proceeding or dispute relating to liability for Taxes or any claim arising under this Section 5.11 or Section 8.4, and each shall retain and provide to the other access to such records and other information as may be relevant to such Return, audit, examination, proceeding or determination; provided that a party shall be entitled to be reimbursed by the other party for its Related Costs in complying with the provisions of this
Section 5.11(h) with respect to taxable periods the Taxes for which are to be borne by such other party under Section 8.4.

         5.12 Sysco Litigation. Buyer shall indemnify and hold harmless Seller for all expenses, costs, fees and liabilities payable to Zarley, McKee, Thonte, Voorhees & Sease, P.L.C.

pursuant to that certain Contingent Fee Agreement executed by the Corporation on November 14, 1990 (the "Contingent Fee Agreement) relating to the Sysco Litigation. In the event of any cash recovery as a result of a settlement or judgment in the Sysco Litigation, the parties agree that any such recovery shall be applied as follows: (a) first, to all payments due to Zarley, McKee, Thonte, Voorhees & Sease, P.L.C. pursuant to the Contingent Fee Agreement; (b) second, to the parties in the following proportion: for each dollar received until Seller has recovered a total of three hundred sixty thousand dollars ($360,000) pursuant to this subparagraph (b) and Buyer has recovered the total amount of costs, expenses, fees, and other payments or liabilities paid or incurred by Buyer or the Corporation after the Closing Date (other than amounts paid pursuant to subparagraph (a) of this Section) (the "Buyer Sysco Expenses") pursuant to this subparagraph (b) the sum of: (i) to Seller, (A) three hundred sixty thousand dollars ($360,000) divided by (B) three hundred sixty thousand dollars ($360,000) plus the Buyer Sysco Expenses; and (ii) to Buyer, (A) the Buyer Sysco Expenses divided by three hundred sixty thousand dollars ($360,000) plus the Buyer Sysco Expenses; and (c) finally, any remaining recovery shall be divided equally between Seller and Buyer.

         5.13 Survival of Covenants. Seller and Buyer shall have no obligation under the covenants contained in this Article 5 after the Closing, except those covenants contained in sections 5.4, 5.5, 5.11, 5.12, 5.14 and 5.15.

         5.14 BA Lease Novation. Within sixty (60) days after the Closing Date, Buyer will enter into a novation with the parties to the BA Lease the effect of which is to release Seller from all future obligations arising under the BA Lease. Buyer will indemnify Seller from any and all costs and expenses arising under the BA Lease from and after the Closing Date until such novation becomes effective. Seller will indemnify Buyer from any fees, charges or expenses charged by or payable to the parties to the BA Lease in connection with such novation for the sole purpose of substituting Buyer as lessee in place of Seller under the BA Lease.

         5.15 CEBA Loan. From and after the Closing Date, Buyer shall not, and shall not permit the Corporation to, frustrate or interfere with the process of obtaining total forgiveness of the loan to the Corporation under the CEBA Agreement, and Buyer and the Corporation shall use their reasonable efforts to cooperate in obtaining such forgiveness; provided, however, that nothing in this Section 5.15 shall be construed to limit or impede the Corporation's or the Buyer's exercise of business judgment in determining the location of assets or operations, hiring practices or needs, or in otherwise operating the business of the Buyer and the Corporation.

         6.   Conditions to Obligations of the Buyer.

         The obligations of the Buyer under this Agreement are subject to the satisfaction of all of the following conditions, unless waived by the Buyer in writing:

         6.1 Representations and Warranties. All of the representations and warranties by the Seller and the Corporation contained in this Agreement shall be true and complete in all material respects as of the Closing Date, and the Buyer shall have received certificates from each of the Seller and the Corporation, each dated the Closing Date and signed by the President or a Vice President, to such effect.

         6.2 Complete Performance by the Seller and the Corporation. The Seller and the Corporation shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by each of them prior to, on, or as of the Closing Date, and the Buyer shall have received certificates from each of the Seller and the Corporation, each dated the Closing Date and signed by the President or a Vice President, to such effect.

         6.3 Corporate Action. The Buyer shall have received certified copies of the resolutions of the respective boards of directors of the Seller and the Corporation which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         6.4 Supply Agreement. The Seller shall have executed and delivered a supply agreement in the form of Schedule 6.4.

         6.5 Opinion of Counsel. The Seller shall have delivered to the Buyer an opinion of counsel to the Seller in the form of Schedule 6.5.

         6.6  Contribution to Capital of the Corporation.  The Seller shall have
(a) taken all actions necessary to contribute to the capital of the Corporation, effective as of the Closing Date, the "Due S.E. Rykoff" amount shown on the Closing Date Balance Sheet and (b) delivered to the Buyer a certificate, dated the Closing Date and signed by the President or a Vice President, evidencing such contribution.

         6.7 HSR Waiting Period. All applicable filing and waiting periods under HSR shall have expired without action taken to prevent consummation of the transactions contemplated by this Agreement.

         6.8 Absence of Changes. During the period from the date of this Agreement to and including the Closing Date, the Corporation shall not have sustained any loss or damage to its assets or its business, whether or not insured, which materially and adversely affects the ability of the Corporation to conduct its business as a whole.

         6.9 Approvals. Seller shall have obtained and delivered to Buyer the consents listed on Schedule 6.9 required for the performance of this Agreement without conditions or restrictions unacceptable to Buyer in its reasonable determination.

         6.10 Litigation. As of the Closing Date, no action or proceeding shall be completed or pending that has or may result in a judgment, decree or order that will prevent or make unlawful the consummation of the transactions contemplated under this Agreement or will have a Material Adverse Effect on the Corporation, its assets, or its business. As of the Closing Date, there shall be in effect no order restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any proceedings pending with respect thereto.

         6.11 Delivery of Documents. Seller and the Corporation shall have tendered to Buyer all documents required to be delivered hereunder to Buyer, including the certificates representing the Shares, and such assignments and other good and sufficient instruments of conveyance as shall be effective to vest in Buyer good and marketable title in and to the Shares.

         6.12 Rykoff Supply Agreement. The Seller shall have executed and delivered the Rykoff Supply Agreement in the form of Schedule 6.12 hereto.

         6.13 Agreement Not to Compete. The Seller shall have executed and delivered the Agreement Not to Compete in the form of Schedule 6.13 hereto.

         6.14  [Intentionally Omitted]

         6.15 Delivery of Other Closing Documents. The Seller shall have delivered to the Buyer:

                 (a) The written resignations of each of the directors of the Corporation;

                 (b) Duly issued certificates representing the Shares, which shall be duly endorsed by the Seller for transfer to the Buyer; and

                 (c) The stock books, stock ledgers, minute books and corporate seals of the Corporation.

         7.   Conditions to Obligations of the Seller.

         The obligations of the Seller under this Agreement are subject to the satisfaction of all of the following conditions, unless waived by the Seller in writing:

        7.1 Representations and Warranties. All representations and warranties by the Buyer contained in this Agreement shall be true and complete in all material respects as of the Closing Date, and the Seller shall have received a certificate from the Buyer, dated the Closing Date and signed by the President or a Vice President, to such effect.

         7.2 Complete Performance by the Buyer. The Buyer shall have performed and complied with all agreements and conditions on its part required by this Agreement to be performed and complied with prior to, on, or as of the Closing Date, and the Seller shall have received a certificate from the Buyer, dated the Closing Date and signed by the President or a Vice President, to such effect.

         7.3 Corporate Action. The Seller shall have received a certified copy of the resolutions of the board of directors of the Buyer which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         7.4 Opinion of Counsel. The Buyer shall have delivered to the Seller opinions of counsel to the Buyer in the form of Schedules 7.4(a) and 7.4(b) and an opinion of counsel in form and substance reasonably satisfactory to Seller as to the enforceability of the guaranty delivered by Burns, Philp & Company Limited.

         7.5 HSR Waiting Period. All applicable filing and waiting periods under HSR shall have expired without action taken to prevent consummation of the transactions contemplated by this Agreement.

         7.6 Litigation. As of the Closing Date, no action or proceeding shall be completed or pending that has or may result in a judgment, decree or order that will prevent or make unlawful the consummation of the transactions contemplated under this Agreement or will have a Material Adverse Effect on the Corporation, its assets, or its business. As of the Closing Date, there shall be in effect no order restraining or prohibiting the consummation of the transactions contemplated by this Agreement or any proceedings pending with respect thereto.

         7.7 Delivery of Other Closing Documents. The Buyer shall have delivered to the Seller:

                 (a)     Guaranty executed by Burns, Philp & Company Limited;

                 (b) Evidence reasonably satisfactory to Seller as to the authorization of (i) such guaranty and (ii) the execution, delivery and performance by Buyer of this Agreement and the transactions contemplated thereby; and

                 (c) All other documents required to be delivered hereunder.

         8.   Indemnification.

         8.1 Indemnification by the Seller. The Seller shall indemnify, defend and hold harmless the Buyer and its affiliates, shareholders, officers and employees from and against any and all claims, demands, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in excess of three hundred thousand dollars (US $300,000) in the aggregate, which arise out of or in connection with: (i) the inaccuracy of any of the representations and warranties of Seller contained in this Agreement, or any certificate or agreement delivered pursuant hereto or (ii) the breach by Seller of any of the covenants made by it in this Agreement. Neither Buyer nor the Corporation shall be deemed to have sustained a loss to the extent it is entitled to be indemnified by insurance carried by Buyer or the Corporation, or would have been entitled to be indemnified by the Corporation's insurance if the insurance carried by the Corporation as of the Effective Date had remained in effect until the loss occurs. The Seller's liability under this paragraph shall not, however, exceed the aggregate amount of $25,000,000. In computing the amount to be paid by the Seller under this paragraph, there shall be deducted an amount equal to any Tax benefits realized by the Buyer, or the Corporation (or their successors, assigns or affiliates), as a result of the event giving rise to Seller's obligation to make such payment, after taking into account the income tax treatment of the Buyer's receipt of such payment. The Buyer shall promptly notify the Seller of the existence of any claim or other matter to which the Seller's indemnification obligations would apply. Immediately upon Seller being notified of a claim by a third party (other than a taxing authority) that may result in indemnification, Seller shall have the right, but not the duty, to compromise or defend any such claim through counsel of the Seller's choice and at the expense of the Seller. The notice and opportunity to compromise or defend such claim, if applicable, shall be a condition precedent to any liability of the Seller. In the event that the Seller undertakes to compromise or defend such claim, the Seller shall notify the Buyer of the Seller's intention to do so, and in such event the Buyer shall cooperate fully with the Seller. If the Seller does not undertake to compromise or defend such claim after notification, the Buyer may compromise or defend any such matter through counsel of the Buyer's choice and at the Seller's expense. In no event shall Seller be liable for any indirect, incidental, special or consequential damages arising out of any circumstance which gives rise to an indemnification obligation of Seller hereunder. The indemnification contemplated in Section 8.4 hereof relating to Taxes, the indemnification contemplated in Section 5.14 hereof relating to the BA Lease, and any indemnification resulting from the breach of the representation and warranty in Section 2.26 hereof relating to the CEBA Agreement shall not be subject to the dollar limitations or minimums set forth herein.

         8.2 Indemnification by the Buyer. The Buyer shall indemnify, defend and hold harmless the Seller and its affiliates, shareholders, officers and employees from and against any and all claims, demands, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in excess of three hundred thousand dollars (US $300,000) in the aggregate, which arise out of or in connection with: (i) the inaccuracy of any of the representations and warranties of Buyer contained in this Agreement, or any document, certificate or agreement delivered pursuant hereto; or (ii) the breach by Buyer of any of the covenants made by it in this Agreement. The Buyer's liability under this paragraph shall not, however, exceed the aggregate amount of $25,000,000. In computing the amount to be paid by the Buyer under this paragraph, there shall be deducted an amount equal to any Tax benefits realized by the Seller (or its successors, assigns or affiliates) as a result of the event giving rise to Buyer's obligation to make such payment, after taking into account the income tax treatment of the Seller's receipt of these payments. The Seller shall promptly notify the Buyer of the existence of any claim or other matter to which the Buyer's indemnification obligations would apply. Seller shall not be deemed to have sustained the loss to the extent it is entitled to be indemnified by its insurance. Immediately upon Buyer being notified of the claim by a third party (other than a taxing authority) that may result in indemnification, Buyer shall have the right, but not the duty, to compromise or defend any such claim through counsel of the Buyer's choice and at the expense of the Buyer. The notice and opportunity to compromise or defend such claim, if applicable, shall be a condition precedent to any liability of the Buyer. In the event that the Buyer undertakes to compromise or defend such claim, the Buyer shall notify the Seller of the Buyer's intention to do so and in such event, the Seller shall cooperate fully with the Buyer. If the Buyer does not undertake to compromise or defend such claim after notification, the Seller may compromise or defend any such matter through counsel of the Seller's choice and at the Buyer's expense. In no event shall Buyer be liable for any indirect, incidental, special or consequential damages arising out of any circumstances which give rise to an indemnification obligation of Buyer hereunder. The indemnification contemplated in Section 8.4 hereof relating to Taxes, the indemnification contemplated in Section 1.6(b) relating to Buyer's settlement of certain Tax disputes, the indemnification contemplated in Section 5.14 hereof relating to the BA Lease, and the indemnification contemplated in Section 5.12 relating to the Sysco Litigation shall not be subject to the dollar limitations or minimums set forth herein.

         8.3 Survival of Indemnification. The right to make a claim for indemnification pursuant to Sections 8.1, 8.2 and 8.4 of this Agreement shall survive the Closing Date for a period with respect to Tax matters, equal to the applicable statutory limitation period for the applicable Tax Returns required to be filed for taxable years or periods for which indemnification is due hereunder, with respect to environmental matters under Section 2.19, equal to three (3) years and with respect to all other matters, equal to two (2) years. The last day of each such period shall be, with respect to the applicable matter, referred to herein as the "Applicable Claim Termination Date." No claim or action for indemnification under this Agreement shall be asserted or maintained by any party hereto after the Applicable Claim Termination Date except that if there shall be pending on the Applicable Claim Termination Date any claim asserted by a party in writing to the party alleged to be responsible for such claim under this Article 8, on or prior to the Applicable Claim Termination Date, then the party asserting that claim shall thereafter have the right to continue to assert that claim and to be indemnified with respect thereto, if due under this Article 8.

         8.4  Taxes.

         (a) Seller shall be responsible for and shall indemnify and hold harmless Buyer, its affiliates and their directors, officers, agents and representatives on an after-tax basis from and against (i) any and all Taxes and Related Costs of the Corporation (or any predecessor thereto) for any taxable year or period ending on or before the Closing Date and the portion of any and all Taxes and Related Costs for any taxable year or period beginning before and ending after the Closing Date that is attributable to the portion of such year or period through the Closing Date (in each case, except to the extent that such liability is properly reflected as a current liability in the Closing Date Balance Sheet), (ii) any and all Taxes and Related Costs (for any taxable period, whether beginning before, on or after the Closing Date) of or attributable to any person, other than the Corporation, Buyer and Buyer's affiliates, which is or has been affiliated with the Corporation or with which the Corporation files or has filed any combined, consolidated or unitary or other similar Tax Return, (iii) any and all Taxes and Related Costs imposed on account of the transactions contemplated by this Agreement (including, without limitation, the election contemplated by Section 1.6); provided that nothing in this Section 8.4(a) shall relieve Buyer of any of its obligations under Section 1.6); and (iv) the inaccuracy of any of the representations and warranties of Seller or Corporation contained in this Agreement related to Taxes. In computing the amount to be paid by the Seller under this paragraph, there shall be deducted an amount equal to any Tax benefits realized by the Buyer, or the Corporation (or their successors, assigns or affiliates), as a result of the event giving rise to Seller's obligation to make such payment, after taking into account the income tax treatment of the Buyer's receipt of such payment. In no event shall Seller be liable for any indirect, incidental, special or consequential damages arising out of any circumstance which gives rise to an indemnification obligation of Seller hereunder.

         (b) Buyer shall be responsible for and shall indemnify and hold harmless Seller, its affiliates and their directors, officers, agents and representatives on an after-tax basis from and against any and all Taxes and Related Costs of the Corporation (or any predecessor thereto) for any taxable year or period beginning after the Closing Date and the portion of any and all Taxes and Related Costs for any taxable year or period beginning before and ending after the Closing Date that is attributable to the portion of such year or period beginning after the Closing Date. In computing the amount to be paid by the Buyer under this paragraph, there shall be deducted an amount equal to any Tax benefits realized by the Seller (or its successors, assigns or affiliates) as a result of the event giving rise to Buyer's obligation to make such payment, after taking into account the income tax treatment of the Seller's receipt of these payments. In no event shall Buyer be liable for any indirect, incidental, special or consequential damages arising out of any circumstances which give rise to an indemnification obligation of Buyer hereunder.

         (c) Except as provided in Section 5.11(c), if any Tax for which one party (the "Tax Indemnitor") is to indemnify the other (the "Tax Indemnitee") pursuant to this Section 8.4 is payable (whether as a payment of estimated Tax, in satisfaction of a deficiency or otherwise) after the Closing Date, the Tax Indemnitor shall pay or cause to be paid to the Tax Indemnitee the amount of such Tax no later than the later of (i) the tenth business day after the Tax Indemnitor receives notice from the Tax Indemnitee that such Tax is due and (ii) ten business days before the date such Tax is due and payable.

         9.      Termination.

         Notwithstanding anything in this Agreement to the contrary:

                 (a) Mutual Consent. This Agreement may be terminated by the mutual consent of the parties hereto. The parties agree that this Agreement shall be deemed terminated by the mutual consent of the parties if, at or before 1:00 P.M. on Tuesday, September 13, 1994, Buyer shall have delivered a notice to Seller to the effect that the Agreement is so terminated based upon Buyer's due diligence review of the Corporation's customer relationship with Sam's Warehouse Club proving unsatisfactory to Buyer in its sole and absolute discretion.

                 (b) Default. If, notwithstanding the terms of this Agreement, a party hereto shall intentionally fail or refuse to consummate the transactions contemplated herein or otherwise fail to perform its obligations hereunder, then the nondefaulting party, after affording the defaulting party a ten (10) day period after notice in which to cure such breach or default, shall have the right, to terminate this Agreement by written notice given to the other party hereto.

                 (c) Upset Date. If the Closing shall not have occurred on or before October 31, 1994 then, unless otherwise agreed to in writing between the parties hereto, this Agreement may be terminated by either party at any time upon notice to the other party; provided, however, that the conduct or failure to act by the party electing to terminate this Agreement shall not have prevented the Closing from occurring.

                 (d) Legal Restraint. Any party may, by written notice to the other party, terminate this Agreement if at the time the written notice of termination is given, there is in effect a permanent injunction enjoining the transaction contemplated hereunder.

         10.   Miscellaneous.

         10.1 Parties and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by any party without the consent of the other parties hereto, except that the Buyer may designate a wholly owned subsidiary as the purchaser of the Shares, but such designation shall not relieve the Buyer of any of its obligations hereunder. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement (other than the legal representatives and agents of the parties to this Agreement) any rights, remedies of any nature or kind whatsoever, and no such person or entity shall be construed to be a third party beneficiary or shall be entitled to rely upon any provision of this Agreement or any agreement, instrument, certificate or document executed pursuant to or in connection with this Agreement.

         10.2 Confidentiality; Press Releases. Except as otherwise required by law, from and after the Effective Date and until the Closing Date each of the parties hereto agrees that all press releases and other announcements, whether written or oral, to be made by any of them with respect to the transactions contemplated hereby shall be subject to the agreement and consent of all parties hereto prior to the dissemination thereof. Until the Closing Date, each of the parties hereto shall comply with the terms of the Confidentiality Agreement.

        10.3 Expenses. The Seller and the Buyer shall share (a) the legal fees of Pillsbury Madison & Sutro relating to the HSR aspects of the transactions contemplated hereby in accordance with the Agreement between the parties and Pillsbury Madison & Sutro and (b) equally the audit fees of Arthur Andersen & Co. for the Closing Date Balance Sheet. Subject to the foregoing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, financial advisors, accountants, brokers, finders, and investment bankers, and any filing or other fees or charges. Any sales or use tax assessed or imposed in connection with the transfer of the Shares hereunder shall be borne by Seller.

         10.4 Notices. Any notices, requests, demands or other communications hereunder, shall be in writing and shall be deemed to have been duly given when personally delivered, whether by hand, air courier or by facsimile confirmed by receiving party or five (5) days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

         If to the Seller:        Rykoff-Sexton, Inc.
                                  761 Terminal Street
                                  Los Angeles, CA 90012
                                  Attn: Mark Van Stekelenburg, President
                                        and Chief Executive Officer
                                  Fax:  (213) 486-9760

         with a copy to:          Maslon Edelman Borman & Brand
                                  3300 Norwest Center
                                  Minneapolis, MN 55402
                                  Attn: Neil I. Sell, Esq.
                                  Fax:  (612) 672-8397

         If to the Buyer:         Burns Philp Food, Inc.
                                  222 Sutter Street, 9th Floor
                                  San Francisco, CA 94108
                                  Attn: Lorraine E. Vega, Esq.
                                  Fax:  (415) 296-5746

         with a copy to:          Pillsbury Madison & Sutro
                                  235 Montgomery Street
                                  San Francisco, CA 94104
                                  Attn: Mark J. Coleman, Esq.
                                  Fax:  (415) 983-1200

or to such other addresses as either party may specify in writing to the other.

         10.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         10.6 Headings. The headings of the sections and paragraphs hereunder are for convenience and reference only and shall not be deemed a part of this Agreement.

         10.7 Entire Agreement. This Agreement, which includes the Schedules and Exhibits hereto, sets forth the parties' final and entire agreement with respect to its subject matter and supersedes any and all understandings and agreements, and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any consistent additional terms; provided, however, the Confidentiality Agreement, the Disclaimer Agreement and the Agreement between the parties and Pillsbury Madison & Sutro shall remain in full force and effect in accordance with their respective terms.

         10.8 Severability. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of any provision of this Agreement in any other jurisdiction. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         10.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of California (without regard to principles of conflicts of laws) applicable to contracts made and to be performed within such state.

         10.10 Convenience of Forums; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby agree to submit themselves to the nonexclusive jurisdiction of the courts of the State of California located in San Francisco, the United States District Court for the Northern District of California, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or by giving notice to such party herein.

         10.11  Resolution of Disputes.

         (a) Negotiation Between Executives. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, by negotiations between executives who have authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of such notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate arbitration of the controversy or claim as provided hereinafter.

         If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

         (a) Arbitration. If a dispute arising out of or relating to this Agreement, or the breach, termination or validity thereof, has not been resolved by negotiation as provided herein, it shall be settled by arbitration in accordance with the Center for Public Resources Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes. The arbitration shall take place in San Francisco, California, shall be governed by the United States Arbitration Act, 9 U.S.C. Section Section 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

         10.12 Waivers and Amendments. Each of Seller and Buyer may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive performance of any of the covenants or obligations of the other created under this Agreement; or (d) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar, and shall not constitute a waiver by either party of any rights or remedies under this Agreement or otherwise in law or equity. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

         10.13 Further Acts. If, at any time after the Closing Date, any further action by the Seller is necessary or appropriate to more effectively convey, transfer and assign to Buyer the Shares or for aiding and assisting and collecting and reducing to possession and exercising rights with respect thereto, Seller shall promptly and at its own expense cause such action to be taken.

         10.14 Disclosure in Schedules. Each schedule attached to this Agreement shall be deemed to incorporate all information contained in all other schedules to the extent applicable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                             RYKOFF-SEXTON, INC.



                                             By /s/ MARK VAN STEKELENBURG

                                             Its President and CEO



                                             TONE BROTHERS, INC.



                                             By /s/ GARTH B. THOMAS

                                             Its Vice President



                                             BURNS PHILP FOOD INC.



                                             By /s/ ADAM S. FERRIF

                                             Its Vice President